                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                                   KNOLL, INC.

                                  as Borrower,

                            T.K.G. ACQUISITION CORP.

                                     and the

                      DOMESTIC SUBSIDIARIES OF KNOLL, INC.

                                 as Guarantors,

                         THE LENDERS IDENTIFIED HEREIN,
                                       AND
                               NATIONSBANK, N.A.,

                             as Administrative Agent

                                       AND

                            THE CHASE MANHATTAN BANK,

                             as Documentation Agent

                          DATED AS OF DECEMBER 17, 1996

                               TABLE OF CONTENTS



SECTION 1. DEFINITIONS AND ACCOUNTING TERMS..................................1
    1.1.  Definitions........................................................1
    1.2.  Computation of Time Periods and Other
                 Definitional Provisions....................................26
    1.3.  Accounting Terms..................................................27


SECTION 2. CREDIT FACILITIES................................................27
    2.1.  Revolving Loans...................................................27
    2.2.  Letter of Credit Subfacility......................................29
    2.3.  Term Loans........................................................36
    2.4.  Continuations and Conversions.....................................38
    2.5.  Minimum Amounts...................................................38
    2.6.  Notes 39


SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS AND
                   LETTERS OF CREDIT........................................39
    3.1.  Interest..........................................................39
    3.2.  Place and Manner of Payments......................................40
    3.3.  Prepayments.......................................................40
    3.4.  Fees  41
    3.5.  Payment in full at Maturity.......................................42
    3.6.  Computations of Interest and Fees.................................42
    3.7.  Pro Rata Treatment................................................43
    3.8.  Allocation of Payments After Event of Default.....................44
    3.9.  Sharing of Payments...............................................46
    3.10.  Capital Adequacy.................................................47
    3.11.  Inability To Determine Interest Rate.............................47
    3.12.  Illegality.......................................................48
    3.13.  Requirements of Law..............................................48
    3.14.  Taxes............................................................49
    3.15.  Indemnity........................................................52
    3.16.  Replacement Lenders..............................................53


SECTION 4. GUARANTY.........................................................54
    4.1.  Guaranty of Payment...............................................54
    4.2.  Obligations Unconditional.........................................54
    4.3.  Modifications.....................................................55
    4.4.  Waiver of Rights..................................................55
    4.5.  Reinstatement.....................................................56
    4.6.  Remedies..........................................................56
    4.7.  Limitation of Guaranty............................................56
    4.8.  Rights of Contribution............................................57


SECTION 5. CONDITIONS PRECEDENT.............................................58
    5.1.  Closing Conditions................................................58

    5.2.  Conditions to All Extensions of Credit............................65


SECTION 6. REPRESENTATIONS AND WARRANTIES...................................66
    6.1.  Financial Condition...............................................66
    6.2.  No Material Change................................................66
    6.3.  Organization and Good Standing....................................66
    6.4.  Due Authorization.................................................67
    6.5.  No Conflicts......................................................67
    6.6.  Consents..........................................................67
    6.7.  Enforceable Obligations...........................................67
    6.8.  No Default........................................................68
    6.9.  Ownership.........................................................68
    6.10.  Indebtedness.....................................................68
    6.11.  Litigation.......................................................68
    6.12.  Taxes............................................................68
    6.13.  Compliance with Law..............................................68
    6.14.  ERISA............................................................69
    6.15.  Subsidiaries.....................................................70
    6.16.  Use of Proceeds; Margin Stock....................................70
    6.17.  Government Regulation............................................70
    6.18.  Environmental Matters............................................71
    6.19.  Intellectual Property............................................72
    6.20.  Solvency.........................................................73
    6.21.  Investments......................................................73
    6.22.  No Financing of Corporate Takeovers..............................73
    6.23.  Location of Collateral...........................................73
    6.24.  Disclosure.......................................................73
    6.25.  Licenses, etc....................................................73
    6.26.  No Burdensome Restrictions.......................................73
    6.27.  Brokers' Fees....................................................74
    6.28.  Labor Matters....................................................74


SECTION 7. AFFIRMATIVE COVENANTS............................................74
    7.1.  Information Covenants.............................................74
    7.2.  Preservation of Existence and Franchises..........................79
    7.3.  Books and Records.................................................79
    7.4.  Compliance with Law...............................................79
    7.5.  Payment of Taxes and Other Indebtedness...........................79
    7.6.  Insurance.........................................................79
    7.7.  Maintenance of Property...........................................81
    7.8.  Performance of Obligations........................................81
    7.9.  Collateral........................................................81
    7.10.  Use of Proceeds..................................................82
    7.11.  Audits/Inspections...............................................82
    7.12.  Financial Covenants..............................................82
    7.13.  Additional Credit Parties........................................83
    7.14.  Interest Rate Protection Agreements..............................84


SECTION 8. NEGATIVE COVENANTS...............................................84

    8.1.  Indebtedness......................................................84
    8.2.  Liens 86
    8.3.  Nature of Business................................................86
    8.4.  Consolidation and Merger..........................................87
    8.5.  Sale or Lease of Assets...........................................87
    8.6.  Advances, Investments and Loans...................................88
    8.7.  Dividends.........................................................88
    8.8.  Transactions with Affiliates......................................89
    8.9.  Restrictions on the Parent and Ownership
                of Subsidiaries.............................................90
    8.10.  Fiscal Year; Organizational Documents............................90
    8.11.  Subordinated Debt................................................90
    8.12.  Limitations......................................................91
    8.13.  Sale Leasebacks..................................................91
    8.14.  Negative Pledges.................................................92
    8.15.  Capital Expenditures.............................................92


SECTION 9. EVENTS OF DEFAULT................................................93
    9.1.  Events of Default.................................................93
    9.2.  Acceleration; Remedies............................................96


SECTION 10. AGENCY PROVISIONS...............................................98
    10.1.  Appointment......................................................98
    10.2.  Delegation of Duties.............................................98
    10.3.  Exculpatory Provisions...........................................98
    10.4.  Reliance on Communications.......................................99
    10.5.  Notice of Default...............................................100
    10.6.  Non-Reliance on Agents and Other Lenders........................100
    10.7.  Indemnification.................................................100
    10.8.  Agents in Their Individual Capacity.............................101
    10.9.  Successor Agent.................................................101


SECTION 11. MISCELLANEOUS..................................................102
    11.1.  Notices.........................................................102
    11.2.  Right of Set-Off................................................102
    11.3.  Benefit of Agreement............................................103
    11.4.  No Waiver; Remedies Cumulative..................................106
    11.5.  Payment of Expenses; Indemnification............................106
    11.6.  Amendments, Waivers and Consents................................107
    11.7.  Counterparts....................................................108
    11.8.  Headings........................................................109
    11.9.  Defaulting Lender...............................................109
    11.10.  Survival of Indemnification and Representations
                  and Warranties...........................................109
    11.11.  Governing Law; Venue...........................................109
    11.12.  Waiver of Jury Trial...........................................110
    11.13.  Time...........................................................110
    11.14.  Severability...................................................110
    11.15.  Entirety.......................................................110

    11.16.  Binding Effect; Termination of Prior Credit
                  Agreement................................................110
    11.17.  Confidentiality................................................111

SCHEDULES

Schedule 1.1(a)            Commitment Percentages
Schedule 1.1(b)            Existing Letters of Credit
Schedule 1.1(c)            Initial Shareholders
Schedule 5.1(h)            Mortgaged Properties and Leasehold Properties
Schedule 6.6               Consents, Approvals and Authorizations
Schedule 6.10              Indebtedness
Schedule 6.11              Litigation
Schedule 6.15              Subsidiaries
Schedule 6.18              Environmental Matters
Schedule 6.19              Intellectual Property
Schedule 6.23(a)           Real Property Locations
Schedule 6.23(b)           Personal Property Locations
Schedule 6.23(c)           Chief Executive Offices
Schedule 6.28              Labor Disputes
Schedule 7.1(b)            Other Adjustments
Schedule 7.6               Insurance
Schedule 8.2               Liens
Schedule 8.6               Investments
Schedule 11.1              Notices

EXHIBITS

Exhibit 2.1.......         Form of Notice of Borrowing
Exhibit 2.4.......         Form of Notice of Continuation/Conversion
Exhibit 2.6(a)....         Form of Revolving Note
Exhibit 2.6(b)....         Form of Term Loan Note
Exhibit 7.1(c)....         Form of Officer's Certificate
Exhibit 7.13......         Form of Joinder Agreement
Exhibit 11.3......         Form of Assignment Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of December 17, 1996 among Knoll, Inc., a Delaware corporation ("Borrower"), T.K.G. Acquisition Corp., a Delaware corporation ("Parent"), each of the Borrower's Domestic Subsidiaries (the Borrower's Domestic Subsidiaries, together with the Parent, individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), NATIONSBANK, N.A., as Administrative Agent for the Lenders and THE CHASE MANHATTAN BANK, as Documentation Agent for the Lenders.

                                    RECITALS

         WHEREAS, the Borrower and the Guarantors entered into that certain Credit Agreement dated as of February 29, 1996 which provided a $310,000,000 credit facility to the Borrower (the "Prior Credit Agreement"); and

         WHEREAS, the Borrower and the Guarantors have requested that the Lenders provide an amended and restated $230,000,000 credit facility comprised of a $130,000,000 revolving credit facility and a $100,000,000 term loan facility; and

         WHEREAS, the Lenders have agreed to make the requested amended and restated credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                   SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

         1.1. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.13.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                  "Administrative Agent" means NationsBank, N.A. or any successor administrative agent appointed pursuant to Section 10.9.

                  "Administrative Agent Fee Letter" means that certain letter agreement dated as of November 18, 1996 between the Administrative Agent and the Borrower, as it may be amended, modified, supplemented or replaced from time to time.

                  "Agency Services Address" means NationsBank, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255,
         Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "Agents" mean the Administrative Agent, the Documentation Agent and the Collateral Agent and any successors and assigns in such capacity.

                  "Agents Fee Letter" means that certain letter agreement dated as of November 18, 1996 among the Agents and the Borrower, as it may be amended, modified, supplemented or replaced from time to time.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Applicable Percentage" means for Revolving Loans, Term Loans, Letter of Credit Fees and Commitment Fees, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:


            ----------- -------------------- ----------------------- ---------------- ------------------- ------------------
             Pricing      Leverage Ratio           Applicable          Applicable         Applicable         Applicable
              Level                                Percentage          Percentage         Percentage         Percentage
                                                 For Eurodollar       For Base Rate     For Letter of      For Commitment
                                                     Loans                Loans           Credit Fee            Fees
            ----------- -------------------- ----------------------- ---------------- ------------------- ------------------

                I          > 4.0 to 1.0              1.50%                .50%              1.50%               .375%
                           -
            ----------- -------------------- ----------------------- ---------------- ------------------- ------------------
                           < 4.0 to 1.0 but
                II         > 3.5 to 1.0              1.00%                .25%              1.00%               .30%
                           -
            ----------- -------------------- ----------------------- ---------------- ------------------- ------------------
                           < 3.5 to 1.0 but
               III         > 3.0 to 1.0              .875%                 0%               .875%               .25%
                           -
            ----------- -------------------- ----------------------- ---------------- ------------------- ------------------
                           < 3.0 to 1.0 but
                IV         > 2.5 to 1.0               .75%                 0%                .75%               .25%
                           -
            ----------- -------------------- ----------------------- ---------------- ------------------- ------------------
                           < 2.50 to 1.0 but
                V          > 2.0 to 1.0              .625%                 0%               .625%               .20%
                           -
            ----------- -------------------- ----------------------- ---------------- ------------------- ------------------

                VI         < 2.0 to 1.0               .50%                 0%                .50%               .175%
            ----------- -------------------- ----------------------- ---------------- ------------------- ------------------


                  The Applicable Percentage for Revolving Loans, Term Loans, the Letter of Credit Fees and the Commitment Fees shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c); provided that the initial Applicable Percentage for Revolving Loans, Term Loans, the Letter of Credit Fees and the Commitment Fees shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the first Calculation Date subsequent to the Closing Date and thereafter, the Pricing Level shall be determined by the then current Leverage Ratio; and provided further that if the Borrower fails to provide the officer's certificate required by Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentage for Revolving Loans, Term Loans, the Letter of Credit Fees and the Commitment Fees from such Calculation Date shall be based on Pricing Level I until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date except as set forth in the prior sentence. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  At the time the officer's certificate is required to be delivered pursuant to Section 7.1(c), the Borrower shall promptly deliver to the Administrative Agent, at the address set forth on
         Schedule 11.1 and at the Agency Services Address, information regarding any change in the Leverage Ratio that would change the then existing Pricing Level.

                  "Asset Disposition" means the disposition of any or all of the assets (or the sale of the stock of a Subsidiary) of the Borrower, the Parent or any of their Subsidiaries whether by sale, lease, transfer or otherwise unless permitted by the terms of Section 8.5(a), (b), (c), (e), (f),
         (g), (i) or (j).

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means Knoll, Inc., a Delaware corporation, together with any successors and permitted assigns.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Canadian Subsidiary" means all direct and indirect Subsidiaries of the Parent that are domiciled, incorporated or organized under the laws of Canada. As of the Closing Date, the Canadian Subsidiaries are TKG Canada, Inc., Spinneybeck Ltd. and Knoll North America Corp.

                  "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or with respect to Foreign Subsidiaries, U.S. dollar denominated and non U.S. dollar denominated) time deposits and certificates of deposit of (i) any Lender, (ii) any domestic (or with respect to Foreign Subsidiaries, any domestic or nondomestic) commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition,
         (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and
         (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                  "Change of Control" means any of the following events:

                  (a) prior to the initial Public Equity Offering by the Parent, the Initial Shareholders cease to be, directly or indirectly, the beneficial owners, in the aggregate, of more than 50% of the voting power of the Voting Stock of the Borrower and of the Parent, in each case on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower or the Parent, as the case may be, convertible into or exercisable for Voting Stock of the Borrower or the Parent, as the case may be (whether or not such securities are then currently convertible or exercisable); or

                  (a)(b) after the initial Public Equity Offering by the Parent,
         (i) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than one or more of the Initial Shareholders) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of the Borrower or the Parent on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower or the Parent, as the case may be, convertible into or exercisable for Voting Stock of the Borrower or the Parent, as the case may be (whether or not such securities are then currently convertible or exercisable), and (ii) such Person or group is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Borrower or the Parent, as the case may be, calculated on such fully-diluted basis, than the percentage beneficially owned by the Initial Shareholders; or

                  (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted either the board or the board of directors of the Borrower or the Parent, as the case may be, together with any new members of such board or board of directors (i) whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower or the stockholders of the Parent, as the case may be, was approved by a vote of a majority of the members of such board or board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) elected by the Initial Shareholders, cease for any reason to constitute a majority of the directors of the Borrower or of the Parent, as the case may be, then in office; or

                  (d) a "change of control" (as defined in the Indenture) occurs.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, modified, succeeded or replaced from time to time.

                  "Collateral" means all collateral referred to in and covered by the Collateral Documents.

                  "Collateral Agent" means NationsBank, N.A. or any successor collateral agent appointed pursuant to Section 10.9.

                  "Collateral Documents" means the Amended and Restated Security Agreements, the Amended and Restated Pledge Agreements, the Mortgage Documents (and any amendments thereto) and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the assets of the Credit Parties, including without limitation, the Mortgage Policies, UCC financing statements and patent and trademark filings.

                  "Commitment Fees" means the fees payable to the Lenders pursuant to Section 3.4(a).

                  "Commitments" means the Revolving Committed Amount and the Term Loan Committed Amount.

                  "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the LOC Documents, the Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agents, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party and (b) if and to the extent agreed to by a Credit Party in the documentation evidencing same, all liabilities and obligations owing from such Credit Party to any Lender, or any Affiliate of a Lender, arising under interest rate protection agreements, Currency Agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (collectively, "Hedging Agreements").

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary, entered into in the ordinary course (and not for investment or speculative purposes) and designed to protect the Borrower or any of its Subsidiaries against fluctuations in currency values.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, within one Business Day of when due (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement, (b) other than as set forth in (a) above, has failed to pay to the Agents or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Documentation Agent" means The Chase Manhattan Bank or any successor documentation agent appointed pursuant to Section 10.9.

                  "Domestic Subsidiaries" means all direct and indirect Subsidiaries of the Parent or the Borrower that are domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia (or has any material assets located in the United States). As of the Closing Date, the Domestic Subsidiaries are Knoll Overseas, Inc. and Spinneybeck Enterprises, Inc.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) cash Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) all Non-Cash Charges for such period, all as determined in accordance with GAAP; provided that year end audit adjustments for the 1995 fiscal year, for purposes of calculating EBITDA, shall be allocated equally over each of the four quarters of 1995.

                  "Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

                  "Eligible Assignee" means (a) any Lender or Affiliate or subsidiary of a Lender and (b) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission).

                  "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature from activities or events taking place during or prior to the Borrower's or any of its Subsidiaries' ownership or operation of any Real Property and arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action required by an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect form time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate = London Interbank Offered Rate/
                        1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Excess Cash Flow" means, with respect to any fiscal year period of the Credit Parties and their Subsidiaries, on a consolidated basis, an amount equal to (a) EBITDA for such period minus (b) Capital Expenditures for such period minus (c) Interest Expense for such period minus (d) Federal, state and other income taxes actually paid during such period minus (e) Principal Amortization Payments made during such period minus (f) increases in Working Capital (or plus any decreases in Working Capital) for such period, minus (g) any cash loss (or plus any cash gain) of an extraordinary nature otherwise excluded in calculating EBITDA, minus (h) any cash gain from an Asset Disposition (to the extent included in EBITDA and paid to the Lenders as a mandatory prepayment pursuant to Section 3.3(b)(ii)).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and the date of expiry on Schedule 1.1(b) hereto.

                  "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letters" means (a) the Agents Fee Letter, and (b) the Administrative Agent Fee Letter

                  "Foreign   Subsidiaries"   means  all   Subsidiaries  of
         the  Borrower  that  are  not  Domestic Subsidiaries.

                  "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Credit Parties and their Subsidiaries for borrowed money (it being understood that with respect to Indebtedness incurred with an original issue discount, the obligations shall consist of the then accreted value), (b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries, (c) the principal portion of all obligations of the Borrower and its Subsidiaries under Capital Leases,
         (d) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of a Credit Party or one of its Subsidiaries, including, without duplication, all unreimbursed draws thereunder, (e) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Debt of another person, (f) all Funded Debt of another entity secured by a Lien on any property of the Credit Parties and their Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means the Parent, each of the Domestic Subsidiaries of the Borrower and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent,
         (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

                  "Hedging Agreements" has the meaning set forth in the definition of Credit Party Obligations.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP (collectively, "TROLS"), (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements,
         (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto. Indebtedness shall not include (i) "teaming agreements" pursuant to which the Borrower or any of its Subsidiaries shall agree with another supplier of services to provide services (including the sale of inventory) to a third person and pursuant to such agreement shall be responsible to the third Person for the performance of the obligations of such other supplier, (ii) warranty claims, (iii) product guarantees, (iv) guarantees by a Person of obligations not constituting Indebtedness of the Borrower or any of its Subsidiaries and (v) obligations under joint development agreements pursuant to which the Borrower and any of its Subsidiaries agree to develop a product.

                  "Indenture" means that certain Indenture dated as of February 29, 1996 among Knoll, Inc. (f/k/a T.K.G. Acquisition Sub, Inc.) as issuer, the guarantors named therein and IBJ Schroder Bank & Trust Company, as trustee, as the same may be modified, supplemented or amended from time to time.

                  "Initial Shareholders" means the Persons on Schedule 1.1(c).

                  "Insignificant Subsidiary" means a Foreign Subsidiary that (a) has assets of less than $2,500,000 (or its U.S. dollar equivalent) and (b) is not a Canadian Subsidiary.

                  "Interest Coverage Ratio" means, as of the end of each fiscal quarter of the Credit Parties, for the twelve month period ending on such date, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the applicable period to (b) the sum of cash Interest Expense for the applicable period plus amounts used to pay dividends or redeem stock for the applicable period, as required in Section 8.7 (after giving effect to the Interim Adjustments for the calculation occurring on December 31, 1996).

                  "Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP; it being understood that Interest Expense shall, at the option of the Borrower, include the amortized cost of any interest rate protection agreements or Currency Agreements to the extent permitted by GAAP.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each fiscal quarter of the Borrower and on the Revolving Loan Maturity Date or the Term Loan Maturity Date, as applicable, and
         (b) as to Eurodollar Loans, on the last day of each applicable Interest Period and on the Revolving Loan Maturity Date or the Term Loan Maturity Date, as applicable, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also on the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Revolving Loan Maturity Date or the Term Loan Maturity Date, as applicable, (c) with regard to the Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Term Loans comprised of Base Rate Loans together with the portion of Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date and (d) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month. Notwithstanding the above, prior to December 31, 1996, the Borrower may not, without the consent of the Agents, request any Interest Period other than a one month Interest Period for any Eurodollar Loans.

                  "Interim Adjustments" means, for the first fiscal quarter following the Closing Date, that the Interest Coverage Ratio shall be calculated using the adjustments and assumptions regarding Interest Expense set forth below:

                           (a) for the fiscal quarter ending December 31, 1996,
                  Interest Expense for the twelve month period for which the Interest Coverage Ratio is being calculated shall be deemed to be the result obtained by multiplying (i) the actual Interest Expense for the period from February 29, 1996 through the last day of such fiscal quarter times (ii) a ratio equal to (A)
                  365 divided by (B) the number of days elapsed from February 29, 1996 until the last day of such quarter; and

                           (b) for the fiscal quarter ending March 31, 1997 and
                  each fiscal quarter thereafter, Interest Expense shall be the actual Interest Expense for the twelve month period ending on such date.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

                  "Issuing Lender" means NationsBank, N.A.

                  "Issuing Lender Fees" has the meaning set forth in
         Section 3.4(b).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.13.

                  "Leasehold Mortgaged Properties" has the meaning set forth in Section 5.1(g).

                  "Leasehold Mortgages" has the meaning set forth in
         Section 5.1(g).

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Letter of Credit" means (i) a Letter of Credit issued for the account of a Credit Party by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced and (ii) any Existing Letters of Credit.

                  "Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.4(b).

                  "Leverage Ratio" means, as of the end of each fiscal quarter of the Credit Parties, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt on such date to (b) EBITDA for the twelve month period ending on such date.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

                  "Loan" or "Loans" means the Revolving Loans and/or the Term Loans (or a portion of any Revolving Loan or the Term Loans), individually or collectively, as appropriate.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

                  "LOC Participants" means all Lenders whose Revolving Loan Commitment Percentage is greater than zero.

                  "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such

         Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Management" means any current or former officer, director or employee of any Credit Party or their direct or indirect Subsidiaries; provided that with respect to former officers, directors or employees, any stock or option in question must have been earned or received while such Person was an officer, director or employee.

                  "Mandatory Borrowing" has the meaning set forth in
         Section 2.2(e).

                  "Material Adverse Effect" means a material adverse effect, after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge same), on (a) the operations, financial condition, business or prospects of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Material Contract" has the meaning set forth in the Security Agreements.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Mortgage Documents" means the Mortgages and the Leasehold Mortgages.

                  "Mortgage Policies" has the meaning set forth in
         Section 5.1(g).

                  "Mortgages" has the meaning set forth in Section 5.1(g).

                  "Mortgaged Properties" has the meaning set forth in
         Section 5.1(g).

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "Net Cash Proceeds" means the gross cash proceeds (including cash actually received (but only when received) by way of deferred payment pursuant to a promissory note, receivable, or otherwise) received from an Asset Disposition or Public Equity Offering, net of
         (a) transaction costs payable to third parties, (b) a good faith estimate of the taxes payable with respect to such proceeds, including, without duplication, withholding taxes and any taxes payable to a third party in connection with distribution of such proceeds from a Subsidiary of the Borrower to the Borrower, (c) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with the terms of the applicable agreements governing such Asset Disposition as long as such reserve amounts are placed in escrow with a third party and (d) any payments to be made by the Borrower or any of its Subsidiaries, as agreed to between the Borrower or such Subsidiary and the purchaser of such asset or assets, in connection with such sale or disposition.

                  "Net Income" means, for any period, the net income after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP, but excluding for periods prior to February 29, 1996 any non-cash charges as a result of pushdown accounting (as set forth in Securities and Exchange

                  Commission Staff Accounting Bulletin No. 55) in connection with the acquisition consummated on February 29, 1996.

                  "Non-Cash Charges" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all depreciation, amortization and other non-cash charges (excluding any non-cash charges that require an accrual or reserve for cash charges for any future period, other than accruals for future retiree medical obligations made pursuant to SFAS No. 87, No. 112 and No. 106, as amended or modified).

                  "Non-Excluded Taxes" has the meaning set forth in
         Section 3.14.

                  "Note" or "Notes" means the Revolving Loan Notes and/or the Term Loan Notes, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1.

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.4.

                  "Parent" means T.K.G. Acquisition Corp., together with any successors and permitted assigns.

                  "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 3.9.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Acquisition" means the acquisition of (a) all of the capital stock of another Person or (b) all or substantially all of the assets of another Person; provided that (x) no such acquisition can occur prior to March 1, 1997 and (y) after giving effect to such acquisition (i) the Credit Parties and their Subsidiaries are in compliance, on a Pro Forma basis, with all the financial covenants set forth in Section 7.12 and (ii) no Default or Event of Default exists and is continuing.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or otherwise in the prudent judgment of a Credit Party, (c) inventory, raw materials and general intangibles (to the extent such general intangible is not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments by one Credit Party in another Credit Party, or by a Foreign Subsidiary (other than a Canadian Subsidiary) in another Foreign Subsidiary (other than a Canadian Subsidiary) or by a Canadian Subsidiary in another Canadian Subsidiary, (e) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course of business for reasonable business expenses, not to exceed in the aggregate $2,500,000 at any one time, (f) the Investments set forth on Schedule 8.6, (g) Investments made after the Closing Date by a Credit Party in a Canadian Subsidiary not to exceed $20,000,000, in the aggregate, during the term of this Credit Agreement at any one time outstanding, (h) Investments made after the Closing Date by a Credit Party in all Foreign Subsidiaries other than Canadian Subsidiaries not to exceed $15,000,000, in the aggregate, during the term of this Credit Agreement at any one time outstanding, (i) Investments in Permitted Acquisitions not to exceed $15,000,000 in any one year or $30,000,000, in the aggregate, during the term of this Credit Agreement, (j) Investments in Capital Expenditures to the extent permitted by Section 8.15; provided, however, that Capital Expenditures which are Permitted Acquisitions shall be limited as provided in the preceding subclause
         (i), (k) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition permitted by this Credit Agreement, (l) Investments in dealers and customers in the ordinary course of business not in excess of $10,000,000 at any one time outstanding, (m) Investments in dealers and customers received in connection with any bankruptcy or reorganization of such dealer or customer as a result of an Investment previously made in such dealer or customer in accordance with the provisions of clause (l), (n) Investments comprised of progress payments to suppliers and (o) Investments not otherwise permitted by the other clauses of this definition not to exceed $2,000,000, in the aggregate, at any one time outstanding.

                  "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than 90 days or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money),
         (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness allowed under Section 8.1(f), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens existing on the date hereof and identified on
         Schedule 8.2; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date, (l) Permitted Encumbrances (as defined in any Mortgage Document) and (m) Liens on real property, equipment and fixtures acquired in connection with a Permitted Acquisition; provided that (A) such Lien shall have existed at the time such Permitted Acquisition was consummated, (B) such Lien was not incurred in anticipation thereof and (C) such Lien secures Indebtedness that is permitted by Section 8.1(m) and (D) such Liens, in the aggregate, do not secure Indebtedness in excess of $10,000,000 aggregate principal amount at any one time outstanding.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreements" means any Amended and Restated Pledge Agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, to secure its obligations under the Credit Documents, as amended, modified, extended, renewed or replaced from time to time.

                  "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                  "Principal Amortization Payment" means a principal payment on the Term Loans as set forth in Section 2.3(d).

                  "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

                  "Pro Forma" means, with respect to a Permitted Acquisition, that such Permitted Acquisition shall be deemed to have occurred as of the first day of the twelve month period ending as of the last day of the most recent fiscal quarter for which the Lenders have received the financial information required by Section 7.1(b).

                  "Public Equity Offering" means an underwritten primary public offering of the common stock of the Parent pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering).

                  "Real Properties" means the Mortgaged Properties and the Leasehold Mortgaged Properties.

                  "Regulation D, G, U, or X" means Regulation D, G, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release of Collateral Event" means the occurrence of either of the following: (a) the Borrower receives (i) an investment grade rating on its senior unsecured (non-credit enhanced) debt of at least
         (I) BBB- or higher from S&P or an equivalent rating from S&P in the event S&P changes its rating system and (II) Baa3 or higher from Moody's or an equivalent rating from Moody's in the event Moody's changes its rating system or (ii) a rating on its senior subordinated (non-credit enhanced) debt of at least (I) BB+ or higher from S&P or an equivalent rating from S&P in the event S&P changes its rating system and (II) Ba1 or higher from Moody's or an equivalent rating from Moody's in the event Moody's changes its rating system, or (b) the Borrower receives at least $100,000,000 in Net Cash Proceeds from a Public Equity Offering and, after giving effect thereto, the Leverage Ratio is less than 2.5 to 1.0.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes at least 51% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount, plus (ii) the Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of Term Loans outstanding at such time, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Revolving Committed Amount" means ONE HUNDRED THIRTY MILLION DOLLARS ($130,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

                  "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Commitment Percentage on
         Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.6(a).

                  "Revolving Loan Maturity Date" means December 17, 2002.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreements" means any Amended and Restated Security Agreement executed and delivered by a Credit Party in favor of the Collateral Agent for the benefit of the Lenders to secure its obligations under the Credit Documents, as such may be amended, modified, extended, renewed, restated or replaced from time to time.

                  "Shareholder Subordinated Indebtedness" means Indebtedness of the Parent or the Borrower to any Initial Shareholder if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding provides that such Indebtedness is subordinated in right of payment to the Credit Party Obligations and the Subordinated Debt and such Indebtedness does not require any payment for any reason on or in respect thereof, whether principal, interest or otherwise, except in additional Shareholder Subordinated Indebtedness, at any time prior to the payment in full in cash of the Credit Party Obligations and the Subordinated Debt, together with interest and fees related thereto; provided that all documentation evidencing the Shareholder Subordinated Indebtedness shall be reasonably acceptable to the Required Lenders.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subordinated Debt" means the $165 million of Indebtedness evidenced by the Indenture or by the guarantees thereof.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Term Loans" means the Term Loans made to the Borrower pursuant to Section 2.3(a).

                  "Term Loan Commitment Percentage" means, for each Lender, the percentage identified as its Term Loan Commitment Percentage on
         Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Term Loan Committed Amount" means ONE HUNDRED MILLION DOLLARS ($100,000,000).

                  "Term Loan Maturity Date" means December 17, 2002.

                  "Term Loan Note" or "Term Loan Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loans provided pursuant to Section 2.3(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time as evidenced in the form of Exhibit 2.6(b).

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                  "TROLS" has the meaning set forth in the definition of Indebtedness.

                  "Unused Commitment" means, for any period, the amount by which
         (a) the then applicable aggregate Revolving Committed Amount exceeds
         (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of LOC Obligations outstanding.

                  "Voting Stock" of a corporation means all classes of the capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Warburg" means Warburg, Pincus Ventures, L.P.

                  "Working Capital" means, at any time, the excess of current assets (excluding cash and Cash Equivalents) over current liabilities (excluding the current portion of Funded Debt), as determined in accordance with GAAP.

         1.2. Computation of Time Periods and Other Definitional Provisions. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

         1.3. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(c)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                   SECTION 2.
                                CREDIT FACILITIES

         2.1.  Revolving Loans.

                  (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

                  (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or
         (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall submit a written Notice of Borrowing in the form of Exhibit 2.1 to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2. All Revolving Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Revolving Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.4;

                  (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the applicable Lenders as to the terms thereof. Each such Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative

         Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                  (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

         2.2.  Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Credit Party or their Subsidiaries under this Agreement), the Issuing Lender shall from time to time upon request issue, in Dollars, and the LOC Participants shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower or any of its Subsidiaries, from the Effective Date until the Revolving Loan Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY MILLION DOLLARS ($20,000,000), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding shall not exceed the Revolving Committed Amount and
         (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Revolving Loan Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business; it being understood that any Letter of Credit issued on behalf of a Foreign Subsidiary must be permitted by the terms of Section 8.6. Each Letter of Credit shall comply with the related LOC Documents.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit.

                  (c)  Participations.

                           (i) On the Effective Date, each LOC Participant shall
                  automatically acquire a participation in the liability of the Issuing Lender under each Existing Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Letters of Credit. Each Existing Letter of Credit shall be deemed for all purposes of this Credit Agreement and the other Credit Documents to be a Letter of Credit.

                           (ii) Each LOC Participant, upon issuance of a Letter
                  of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable
         Percentage for the Base Rate Loans that are Revolving Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC
         Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds
         Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (j) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                  (k)  Indemnification of Issuing Lender.

                           (i) In addition to its other obligations under this
                  Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower and the Issuing Lender,
                  the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                           (iv) Nothing in this subsection (k) is intended to
                  limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (k) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (k), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

         2.3.  Term Loans.

                  (a) Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees, on the

         Effective Date, to make a term loan (collectively, the "Term
         Loans") to the Borrower, in Dollars, in an amount equal to such Lender's Term Loan Commitment Percentage, if any, of the Term Loan Committed Amount; provided that the aggregate amount of such Term Loans made on the Effective Date shall not exceed the Term Loan Committed Amount. Once repaid, Term Loans cannot be reborrowed.

                  (b) Funding of Term Loans. On the Effective Date, each applicable Lender will make its Term Loan Commitment Percentage of the Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Term Loans are made available to the Administrative Agent. All Term Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.4.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Term Loan hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has or will make the amount of its Term Loans available to the Administrative Agent on the Effective Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Term Loan and (ii) from a Lender at the Federal Funds Rate.

                  (c) Amortization. The principal amount of the Term Loans shall be repaid in quarterly payments on the dates set forth below:

     Principal Amortization                                Term Loan Principal
         Payment Dates                                     Amortization Payment
      -------------------                                  --------------------
   March 31, 1997                                               $3,750,000
   June 30, 1997                                                $3,750,000
   September 30, 1997                                           $3,750,000
   December 31, 1997                                            $3,750,000
   March 31, 1998                                               $3,750,000
   June 30, 1998                                                $3,750,000
   September 30, 1998                                           $3,750,000
   December 31, 1998                                            $3,750,000
   March 31, 1999                                               $3,750,000
   June 30, 1999                                                $3,750,000
   September 30, 1999                                           $3,750,000
   December 31, 1999                                            $3,750,000
   March 31, 2000                                               $3,750,000
   June 30, 2000                                                $3,750,000
   September 30, 2000                                           $3,750,000
   December 31, 2000                                            $3,750,000
   March 31, 2001                                               $5,000,000
   June 30, 2001                                                $5,000,000
   September 30, 2001                                           $5,000,000
   December 31, 2001                                            $5,000,000
   March 31, 2002                                               $5,000,000
   June 30, 2002                                                $5,000,000
   September 30, 2002                                           $5,000,000
   December __, 2002                                            $5,000,000

   Total                                                      $100,000,000

         2.4. Continuations and Conversions. The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.4, in compliance with the terms set forth below, (b) except as provided in Section 3.12, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto, (c) after notice from the Administrative Agent or the Required Lenders, Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (A) whether the Loans to be continued or converted are Revolving Loans or Term Loans, (B) whether the Borrower wishes to continue or convert such Loans and (C) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

         2.5. Minimum Amounts. Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $500,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount or the Term Loan Committed Amount, as applicable and (c) no more than ten Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

         2.6.  Notes.

                  (a) Revolving Loan Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of Exhibit 2.6(a).

                  (b) Term Loan Notes. The Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Term Loan Commitment Percentage of the Term Loan Committed Amount in substantially the form of Exhibit 2.6(b).

                                   SECTION 3.
          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

         3.1.  Interest.

                  (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

         3.2. Place and Manner of Payments. All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at its offices at NationsBank Corporate Center, Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3.  Prepayments.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurodollar Loans will be subject to Section 3.15; (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and (iii) voluntary prepayments with respect to the Term Loans shall be applied first in direct order to the Principal Amortization Payments due during the first twelve months following the date of such voluntary prepayment and second pro rata among the remaining Principal Amortization Payments.

                  (b)  Mandatory Prepayments.

                           (i) Revolving Committed Amount. If at any time the
                  sum of the aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount necessary to be in compliance with Section 2.1.

                           (ii) Asset Dispositions. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Asset Disposition, the Borrower shall forward 100% of the Net Cash Proceeds of such Asset

                  Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

                  (c) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b)(i) shall be applied first to Revolving Loans and second to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Section 3.3(b)(ii) above shall be applied first, to the Term Loans (pro rata among the remaining Principal Amortization Payments), second, to the Revolving Loans (with a corresponding reduction in the Revolving Committed Amount) and third, to a cash collateral account in respect of LOC Obligations. Within the parameters of the application set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.15.

         3.4.  Fees.

                  (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee equal to the product of (a) the Applicable Percentage for Commitment Fees multiplied by (b) the Unused Commitment (the "Commitment Fees"). The accrued Commitment Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Revolving Loan Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (b)  Letter of Credit Fees.

                           (i) Letter of Credit Fee. In consideration of the
                  issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the pro rata benefit of the applicable Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for the Letter of Credit Fee on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee will be payable quarterly in arrears 15 days after the end of each fiscal quarter of the Borrower and on the Revolving Loan Maturity Date.

                           (ii) Issuing Lender Fees. In addition to the Letter
                  of Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) a fee equal to one-fourth of one percent (.25%) per annum on the total sum of all Letters of Credit issued by the Issuing Lender, such fee to be paid quarterly in arrears 15 days after the end of each fiscal quarter of the Borrower (as well as on the Revolving Loan Maturity Date) and (B) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                  (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent in the Administrative Agent Fee Letter.

         3.5.  Payment in full at Maturity.

                  (a) On the Revolving Loan Maturity Date, the entire outstanding principal balance of all Revolving Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

                  (b) On the Term Loan Maturity Date, the entire outstanding principal balance of all Term Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

         3.6.  Computations of Interest and Fees.

                  (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be (unless the Base Rate is determined by reference to the Federal Funds
         Rate), all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days.
         Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7. Pro Rata Treatment. Except to the extent otherwise provided herein:

                  (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the administrative fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages and Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

                  (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

         3.8. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by an Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agents in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agents with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to an Agent or a Issuing Lender;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                  FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

                  FIFTH, to the payment of the outstanding principal amount of the Loans, to the payment or cash collateralization of the outstanding LOC Obligations and to any principal amounts outstanding under Hedging Agreements, pro rata, as set forth below;

                  SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.8.

         3.9. Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or an Agent shall fail to remit to an Agent or any other Lender an amount payable by such Lender or such Agent to such Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.9 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section
3.9 to share in the benefits of any recovery on such secured claim.

         3.10. Capital Adequacy. If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. No Lender or parent corporation shall be entitled to receive any compensation for such amounts incurred more than 180 days prior to delivery of such notice.

         3.11. Inability To Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.12. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.15.

         3.13. Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.14 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.14(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such

Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.15. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.13, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.13 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.13 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. No Lender shall be entitled to receive any compensation for such amounts incurred more than 180 days prior to delivery of such certificate.

         3.14.  Taxes.

                  (a) Except as provided below in this Section 3.14, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to an Agent or such Lender shall be increased to the extent necessary to yield to an Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.14 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify an Agent and any Lender for any incremental taxes, interest or penalties that may become payable by an Agent or any Lender as a result of any such failure. If a Lender shall change its office that makes or maintains a Loan hereunder, the Borrower shall not be required to pay any increased amounts to the Lender in respect of any Non-Excluded Taxes pursuant to this subsection 3.14 to the extent that any obligation to withhold or deduct any amount with respect to such Non-Excluded Taxes existed on the date the Lender changed such office, unless the Lender changed the office at the request of the Borrower. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i)(A) on or before the date of any payment by the
                  Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                           (B) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                           (ii) in the case of any such Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agents) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agents) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  (c) If any such taxes shall be or become applicable after the date of this Agreement to such payments by the Borrower to a Lender, such Lender shall use reasonable efforts to make, fund or maintain the Loan or Loans, as the case may be, through another lending office located in another jurisdiction so as to reduce, to the fullest extent possible, the Borrower's liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office does not, in the reasonable judgment of the Lender, materially affect the Lender of such Loan. If the Borrower is required to make any additional payment to a Lender pursuant to this Section 3.14, and any such Lender receives, or is entitled to receive, a credit against, remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the taxes giving rise to such payment, such Lender shall, within a reasonable time after it receives such credit, relief, remission or repayment, reimburse the Borrower the amount of any such credit, relief, remission or repayment.

         3.15. Indemnity. The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and
(c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the present value of the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest
Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.16. Replacement Lenders. At any time after the payment by the Borrower to any Lender of any amount pursuant to Section 3.13 or 3.14 that the Borrower reasonably deems material, the Borrower may, by writing addressed to the Administrative Agent and each Lender that requested the payment of such amount, nominate or propose an Eligible Assignee that is willing to become the assignee of the Commitment and other obligations of such Lender (a "Replacement Lender") pursuant to Section 11.3, and within fifteen (15) Business Days after receipt of such proposal from the Borrower, each such Lender shall execute and deliver to the Administrative Agent an Assignment Agreement whereby such Lender shall assign its entire Commitment in favor of the proposed Replacement Lender in accordance with Section 11.3 unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrower and such Lender that the proposed Replacement Lender is not reasonably acceptable to the Administrative Agent; provided, that in no event will (i) any Lender be required to enter into an Assignment Agreement at a price less than par plus accrued interest and prorated fees and other costs due hereunder to the effective date thereof, (ii) the Administrative Agent or any Lender be obligated to assist the Borrower in identifying any Eligible Assignees that are willing to become such a Replacement Lender or (iii) any such assignment be required if the consummation thereof conflicts with any Requirement of Law.

                                   SECTION 4.
                                    GUARANTY

         4.1. Guaranty of Payment. Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into a Hedging Agreement and the Agents the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender the timely performance of all other obligations under the Credit Documents and the Hedging Agreements. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2. Obligations Unconditional. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by any Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

         4.3. Modifications. Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4. Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         4.5. Reinstatement. The obligations of the Guarantors under this
Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by an Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6. Remedies. The Guarantors agree that, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other
Person  and  that,  in the  event  of such  declaration  (or such  Credit  Party
Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The


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


Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.7. Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.8. Rights of Contribution. The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.8, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of


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


such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.8 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date). Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after the date such Guarantor shall be relieved of its obligations pursuant to Section 8.4.

                                   SECTION 5.
                              CONDITIONS PRECEDENT

         5.1. Closing Conditions. The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Agents of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

                  (b) Corporate Documents. Receipt by the Agents of the following:

                           (i) Charter Documents. Copies of the articles or
                  certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                           (ii) Bylaws. A copy of the bylaws of each Credit
                  Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.


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


                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

                           (iv) Good Standing. Copies of (A) certificates of
                  good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                  (c) Financial Statements. Receipt by the Agents and the Lenders of (i) the consolidated and consolidating financial statements of the Borrower and its Subsidiaries including balance sheets and income and cash flow statements for the fiscal quarter ended September 30, 1996 and (ii) satisfactory projections (the "Projections") for each twelve month period through the twelve month period ending December 31, 2002.

                  (d) Opinion of Counsel. Receipt by the Agents of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability and attachment and perfection of liens), satisfactory to the Agents, addressed to the Agents on behalf of the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties.

                  (e) Environmental Reports. To the extent not previously received by the Collateral Agent, receipt by the Agents in form and substance satisfactory to the Agents, of environmental assessment reports and related documents of a recent date with respect to all Real Properties and all


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


other material real property owned or leased in North America by a Credit Party or their Subsidiaries.

                  (f) Personal Property Collateral. The Collateral Agent shall have received:

                           (i) searches of Uniform Commercial Code ("UCC")
                  filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) to the extent not previously received by the
                  Collateral Agent, duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

                           (iii) to the extent not previously received by the
                  Collateral Agent, searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent in order to perfect the Collateral Agent's security interest in the Collateral;

                           (iv) to the extent not previously received by the
                  Collateral Agent, all stock certificates evidencing the stock pledged to the Collateral Agent pursuant to the Pledge Agreements, together with duly executed in blank undated stock powers attached thereto;

                           (v) to the extent not previously received by the
                  Collateral Agent, all instruments and chattel paper in the possession of a Credit Party, as required by the Security Agreements, together with allonges or assignments as may be necessary or appropriate to perfect the Lenders' security interest in the Collateral; and

                           (vi) to the extent not previously received by the
                  Collateral Agent, all Material Contracts to which a Credit Party is a party, if any, together with assignments and third party consents as may be necessary or appropriate to perfect the Lenders' security interest in the Material Contracts.


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


                  (g) Real Property Collateral. The Collateral Agent shall have received:

                           (i) to the extent not previously received by the
                  Collateral Agent, fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the fee interest of the Credit Parties in each real property asset owned by a Credit Party set forth on Schedule 5.1(h) (each a "Mortgaged Property" and collectively the "Mortgaged Properties"), or amendments to such Mortgages, as applicable, together with such UCC-1 financing statements as the Collateral Agent shall deem appropriate with respect to each such Mortgaged Property;

                           (ii) to the extent not previously received by the
                  Collateral Agent, fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a "Leasehold Mortgage" and collectively the "Leasehold Mortgages") encumbering the leasehold interest of any of the Credit Parties (other than sales offices or showrooms) in each leasehold estate set forth on Schedule 5.1(h) (each a "Leasehold Mortgaged Property" and collectively the "Leasehold Mortgaged Properties"), or amendments to such Leasehold Mortgages, as applicable, together with such UCC-1 financing statements (or equivalent instruments) as the Collateral Agent shall deem appropriate with respect to such Leasehold Mortgaged Properties and evidence that each leasehold estate set forth on Schedule 5.1(h) is in the name of a Credit Party;

                           (iii) an opinion of counsel (which counsel shall be
                  reasonably satisfactory to the Collateral Agent) in the state in which each Mortgaged Property and Leasehold Mortgaged Property is located with respect to the enforceability of the form of Mortgage or Leasehold Mortgage (or amendment thereto, as applicable) and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state, if applicable, and such other matters as the Collateral Agent may request, in form and substance satisfactory to the Collateral Agent;

                           (iv) to the extent not previously received by the
                  Collateral Agent, in the case of each Leasehold Mortgaged Property, (A) such estoppel letters, consents and waivers from the landlords of such real property as


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


                  may be reasonably required by the Collateral Agent, which estoppel letters shall be in form and substance reasonably satisfactory to the Collateral Agent and (B) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Collateral Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Collateral Agent, so as to enable the Leasehold Mortgage encumbering such leasehold interest to effectively create a valid and enforceable lien (subject only to Permitted Liens) on such leasehold interest in favor of the Collateral Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

                           (v) to the extent not previously received by the
                  Collateral Agent, ALTA or other appropriate form mortgagee title insurance policies (the "Mortgage Policies") issued by Chicago Title Insurance Company or other title insurers satisfactory to the Collateral Agent (the "Title Insurance Company"), or endorsements thereto, as applicable, in an amount satisfactory to the Collateral Agent with respect to each Real Property, which amount shall not exceed the fair market value for each such Real Property, assuring the Collateral Agent that the applicable Mortgages or Leasehold Mortgages, as applicable, create valid and enforceable first priority mortgage liens on the respective Real Properties, free and clear of all defects and encumbrances except Permitted Liens which Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and containing such endorsements as shall be reasonably satisfactory to the Collateral Agent and for any other matters that the Collateral Agent may request, and providing affirmative insurance and such reinsurance as the Collateral Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Agents;

                           (vi) to the extent not previously received by the
                  Collateral Agent, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Collateral Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines;
                  (B) the lines of streets abutting the sites and width thereof;
                  (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map;

                           (vii) to the extent not previously received by the
                  Collateral Agent, certification from a registered engineer or land surveyor in a form reasonably satisfactory to the Collateral Agent or other evidence acceptable to the Collateral Agent that none of the improvements on the Real Properties are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area or if any improvements on the Mortgaged Properties are located within a "special flood hazard" area, evidence of a flood insurance policy (if such insurance is required by applicable law) from a company and in an amount satisfactory to the Collateral Agent for the applicable portion of the premises, naming the Collateral Agent, for the benefit of the Lenders, as mortgagee; and

                           (viii) to the extent not previously received by the
                  Collateral Agent, evidence satisfactory to the Collateral Agent that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Real Properties, the permitted uses of each such Real Properties under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

                  (h) Availability. After giving effect to the Loans outstanding and Letters of Credit issued (to the extent undrawn) as of the Effective Date (including any Loans made or Letters of Credit issued (to the extent undrawn) on the Effective Date), there shall be at least $30,000,000 of availability existing under the Revolving Committed Amount.

                  (i) Evidence of Insurance. To the extent not previously received by the Collateral Agent, receipt by the Agents of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as sole loss payee on behalf of the Lenders.

                  (j) Consent. Receipt by the Agents of evidence that all governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the execution and delivery of the Credit Documents and the consummation of the transactions set forth therein.

                  (k) Material Adverse Effect. There shall not have occurred a change since September 30, 1996 that has had or could reasonably be expected to have a Material Adverse Effect.

                  (l) Litigation. There shall not exist any (i) order, decree, judgment, ruling or injunction or (ii) any pending or threatened action, suit, investigation or proceeding against a Credit Party or any of their Subsidiaries that would have or would reasonably be expected to have a Material Adverse Effect.

                  (m) Change in Market. The absence of any material adverse change in the market for syndicated bank credit facilities similar in nature to the transactions described herein or a material disruption of, or a material adverse change in, financial, banking or capital market conditions.

                  (n)  Officer's Certificates.

                           (i) The Agents shall have received a certificate or
                  certificates executed by the chief financial officer of the Borrower on behalf of the Borrower as of the Effective Date stating that (A) the Borrower and each of the Borrower's Subsidiaries are in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to effect the Borrower, any of the Borrower's Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect, (D) the Projections (as defined in Section 5.1(c)) were prepared in good faith and using reasonable assumptions and (E) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) the Borrower and each of the Borrower's Subsidiaries is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.12.

                           (ii) The Agents shall have received a certificate or
                  certificates executed by the chief financial officer of the Parent on behalf of the Parent as of the Closing Date stating that (A) the Parent is in compliance with all existing financial obligations and (B) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein, the Parent is Solvent.

                  (o) Payment of Prior Credit Facility. Receipt by the Administrative Agent of evidence that all obligations outstanding under the Prior Credit Agreement have been paid in full or are now evidenced by the Credit Documents.


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


                  (p) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Agents, including, without limitation, payment to the Agents of the fees set forth in the Fee Letters.

                  (q) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Parent, the Borrower and their respective Subsidiaries.

         5.2. Conditions to All Extensions of Credit. In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of
         Section 2.2;

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

                  (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect; and

                  (e) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the sum of the Revolving Loans outstanding plus LOC Obligations outstanding shall not exceed the Revolving Commitment Amount.



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


The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above. This Section 5.2 shall not apply to continuations or conversions of Loans made pursuant to Section 2.4.

                                   SECTION 6.
                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agents and each Lender that:

         6.1. Financial Condition. The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b), (a) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b) and (b)) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods. Since September 30, 1996, there has been no sale, transfer or other disposition by any Credit Party or any of their Subsidiaries of any material part of the business or property of the Credit Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case, which, is not (x) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (y) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

         6.2. No Material Change. (a) Since September 30, 1996, there has been no development or event relating to or affecting a Credit Party or any of their Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect and (b) from and after the Closing Date, except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the capital stock or other equity interest in a Credit Party or any of its Subsidiaries nor has any of the capital stock or other equity interest in a Credit Party been redeemed, retired, purchased or otherwise acquired for value.

         6.3. Organization and Good Standing. The Parent, the Borrower and each of their Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4. Due Authorization. Each Credit Party (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5. No Conflicts. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6. Consents. Except for consents, approvals and authorizations (a) which have been obtained or (b) which are listed on Schedule 6.6, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection


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


with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7. Enforceable Obligations. This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.8. No Default. Neither the Parent, the Borrower or any of their Subsidiaries is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         6.9. Ownership. Each Credit Party and its Subsidiaries is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

         6.10. Indebtedness. The Credit Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule 6.10 and (c) as otherwise permitted by this Credit Agreement.

         6.11. Litigation. Except as disclosed in Schedule 6.11, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against the Parent, the Borrower or any of their Subsidiaries which will have or might be reasonably expected to have a Material Adverse Effect.

         6.12. Taxes. Each of the Parent, the Borrower and their Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it, any of its Subsidiaries or any other Credit Party.

         6.13. Compliance with Law. Each of the Parent, the Borrower and their Subsidiaries is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect. No Requirement of Law would be reasonably expected to cause a Material Adverse Effect.

         6.14. ERISA. Except as would not result or be reasonably expected to result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) Neither the Parent, nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Parent, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best


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


         knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (c) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject the Parent or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Parent or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (d) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Parent and its Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

                  (e) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

         6.15. Subsidiaries. Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party. Information on Schedule
6.15 includes jurisdiction of incorporation, the number of shares of each class of capital stock or other equity interests outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, neither any Credit Party nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its capital stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its capital stock. Schedule 6.15 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.16. Use of Proceeds; Margin Stock. The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X, Regulation G or Regulation T. None of the Credit Parties owns any "margin stock".

         6.17. Government Regulation. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (b) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of the Parent, the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         6.18. Environmental Matters. (a) Except as set forth on Schedule 6.18 or except as would not have or be reasonably expected to have a Material Adverse
Effect:

                  (i) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no


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


                  violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Parent, the Borrower or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                           (ii) Neither the Parent, the Borrower nor any of
                  their Subsidiaries has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does the Parent, the Borrower or any of their Subsidiaries have knowledge or reason to believe that any such notice is being threatened.

                           (iii) Hazardous Materials have not been transported
                  or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Parent, the Borrower or any of their Subsidiaries in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

                           (iv) No judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of the Parent, the Borrower or any of their Subsidiaries, threatened, under any Environmental Law to which the Parent, the Borrower or any of their Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Parent, the Borrower or any of their Subsidiaries, the Real Properties or the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                           (v) There has been no release or threat of release of
                  Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of


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


                  the Parent, the Borrower or any of their Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses.

                  (b) The Borrower has adopted procedures that are designed to
         (i) ensure that each Credit Party and its Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and its Subsidiaries remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party and their Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and its Subsidiaries may have under applicable Environmental Laws.

         6.19. Intellectual Property. The Parent, the Borrower and each of their Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Set forth on Schedule
6.19 is a list of all Intellectual Property owned by each Credit Party or that any Credit Party has the right to use. Except as provided on Schedule 6.19, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by the Parent, the Borrower or any of their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect. Schedule 6.19 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.20. Solvency. Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.21. Investments. All Investments of each Credit Party are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

         6.22.  No Financing of Corporate Takeovers.  No proceeds of


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


the Loans hereunder have been or will be used to acquire, directly or indirectly, any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended (including, without limitation, Sections 13(d) and 14(d) thereof) or to refinance any Indebtedness used to acquire any such securities.

         6.23. Location of Collateral. Set forth on Schedule 6.23(a) is a list of all Real Properties with street address, county and state where located. Set forth on Schedule 6.23(b) is a list of all locations where any personal property of a Credit Party is located, including county and state where located. Set forth on Schedule 6.23(c) is the chief executive office and principal place of business of each Credit Party. Schedule 6.23(a), 6.23(b) and 6.23(c) may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.24. Disclosure. Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.25. Licenses, etc. The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted except where the failure to do so would not have or would not be reasonably expected to have a Material Adverse Effect.

         6.26. No Burdensome Restrictions. No Credit Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

         6.27. Brokers' Fees. Except for those paid on or before the Effective Date, no Credit Party has any obligation to any Person in respect of any


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


finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

         6.28. Labor Matters. Except as disclosed on Schedule 6.28, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Credit Party as of the Effective Date and none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

                                   SECTION 7.
                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         7.1. Information Covenants. The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated and consolidating balance sheet and income statement of the Parent and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited (with respect to consolidated financial statements only) by independent certified public accountants of recognized national standing reasonably acceptable to the Agents and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter) a consolidated and consolidating balance sheet and income statement of the Parent and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form (with appropriate adjustments for fiscal year 1995 including the adjustments as shown on Schedule 7.1(b)) consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Parent, the Borrower and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.12 by calculation thereof as of the end of each such fiscal period, (ii) stating whether any dividends were paid or redemptions made during the most recent fiscal quarter and if any dividends were paid or redemptions made showing compliance with the terms of Section 8.7, as applicable (including calculations as necessary), (iii) stating whether any principal payments, redemptions or deposits were made with respect to Subordinated Debt during the most recent fiscal quarter and if any principal payments, redemptions or deposits were made with respect to Subordinated Debt showing compliance with the terms of Section 8.11, as applicable (including calculations as necessary) and (iv) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Annual Business Plan and Budgets. Within 30 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1996, an annual business plan and budget of the Parent, the Borrower and their Subsidiaries on a consolidated basis containing, among other things, pro forma financial statements for the next fiscal year.

                  (e) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Borrower, the Borrower shall deliver a certificate, containing information regarding (i) the calculation of Excess Cash Flow, (ii) the Net Cash Proceeds of any Asset Dispositions that were made during the prior fiscal year and (iii) the Net Cash Proceeds received pursuant to Public Equity Offerings during the prior fiscal year.

                  (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof; provided that no such certificate shall be required if the Borrower has used its best efforts to obtain same and such accountants are unwilling to provide such a certificate and other independent certified public accountants of recognized national standing are unwilling to provide such a certificate.

                  (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to the Parent, the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of the Parent, the Borrower or any of its Subsidiaries.

                  (h) Reports. Promptly upon transmission or receipt thereof,
         (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Parent, the Borrower or any of their Subsidiaries shall send to its shareholders generally or to a holder of the Subordinated Debt in its capacity as such a holder and (b) upon the written request of an Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (i) Notices. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the



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         Administrative Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to a the Parent, the Borrower or any of their Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Parent, the Borrower or any of their Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (ii) the institution of any proceedings against the Parent, the Borrower or any of their Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

                  (j) ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, Borrower will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrowers or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Parent, the Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not


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         limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (k)  Environmental.

                           (i) Upon the written request of an Agent, (A) based
                  upon the reasonable belief that there has been a violation of Environmental Law or a release of Hazardous Substances at a Real Property which is reasonably likely to have a Material Adverse Effect or (B) at any time during the existence and continuance of an Event of Default, the Borrower will furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, if there is no Event of Default, (and where such Agent has a reasonable belief that there has been a violation of Environmental Law or a release of Hazardous Substance at a Real Property which is reasonably likely to have a Material Adverse Effect), invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agents as to the nature and extent of such release on any Real Property and as to the compliance by the Credit Parties with Environmental Laws at such Real Property. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agents may arrange for same, and the Borrower hereby grants to the Agents and their representatives upon reasonable notice and upon reasonable terms and conditions access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agents pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

                           (ii) The Parent, the Borrower and each of their
                  Subsidiaries will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any real property owned or leased by the Parent, the Borrower or their Subsidiaries to the extent necessary


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                  to be in compliance with all Environmental Laws and
                  all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

                  (l) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as an Agent may reasonably request.

         7.2. Preservation of Existence and Franchises. Each of the Credit Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4 or except (with respect to rights, franchises and authority only) where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

         7.3. Books and Records. Each of the Credit Parties will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4. Compliance with Law. Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental
Laws) if noncompliance with any such law, rule, regulation, order or restriction would have or reasonably be expected to have a Material Adverse Effect.

         7.5. Payment of Taxes and Other Indebtedness. Each of the Credit Parties will, and will cause its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a


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Lien upon any of its properties,  and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party or its Subsidiary shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which (x) is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment
(i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect or (y) if the aggregate amount of such unpaid tax, assessment, charge, levy, claim or Indebtedness does not exceed $5,000,000 (taking into account applicable insurance or indemnities to the extent the provider of such insurance or indemnity has the financial ability to support its obligations with respect thereto and is not disputing same).

         7.6. Insurance. Each of the Credit Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability policies shall have each Lender as an additional insured and all casualty policies shall have the Administrative Agent, on behalf of the Lenders, as loss payee.

In the event there occurs any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (a) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise is in the best interest of such Credit Party and (b) would not materially impair the rights and benefits of the Agents or the Lenders under this Credit Agreement or any other Credit Document. In the event a Credit Party shall receive any insurance proceeds, as a result of any loss, damage or destruction, in a net amount in excess of $500, 000, such Credit


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Party will immediately pay over such proceeds to the Administrative Agent as cash collateral for the Credit Party Obligations. The Administrative Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if (A) within 120 days from the date the Administrative Agent receives such insurance proceeds, the Administrative Agent has received written application for such release from such Credit Party together with evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition (or by Collateral having a value at least equal to the condition of the asset subject to the loss, damage or destruction) immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds and (B) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Administrative Agent shall, on the first Business Day subsequent to the date 120 days after it received such insurance proceeds, apply such insurance proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of Section 3.3 (b) (ii) and Section 3.3 (c). All insurance proceeds shall be subject to the security interest of the Lenders under the Collateral Documents.


The present insurance coverage of the Parent, the Borrower and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6, as Schedule 7.6 may be amended from time to time by written notice to the Administrative Agent.

         7.7. Maintenance of Property. Each of the Credit Parties will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.8. Performance of Obligations. Each of the Credit Parties will, and will cause its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound unless the failure to do so


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will not have or be reasonably expected to have a material adverse effect on the ability of a Credit Party to perform its respective obligations under this Credit Agreement or the other Credit Documents.

         7.9. Collateral. If, subsequent to the Closing Date, a Credit Party shall (a) acquire or lease any real property or (b) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall promptly (and in any event within three (3) Business Days) after any senior executive officer of the Borrower acquires knowledge of same notify the Collateral Agent of same. Each Credit Party shall take such action (including, but not limited to, the actions set forth in Sections 5.1(f) and (g)), as requested by the Collateral Agent and at its own expense, to ensure that the Lenders have a first priority perfected Lien in all owned real property (and in such leased real property (other than leased real property for sales offices or showrooms) as reasonably requested by the Collateral Agent or the Required Lenders) and all personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens; provided, however, that nothing in this Section 7.9 shall require any Credit Party to take any action which would require the creation of any Lien that would result in a breach of any agreement creating or evidencing such Collateral so long as such agreement was not entered into with the intent of avoiding the requirements of this Section 7.9 or 8.14. Each Credit Party shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreements.

         7.10. Use of Proceeds. The Credit Parties will use the proceeds of the Loans solely (a) to refinance all amounts outstanding under the Prior Credit Agreement, (b) to provide working capital and (c) for general corporate purposes. The Credit Parties will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

         7.11. Audits/Inspections. Upon reasonable notice and during normal business hours (but absent the existence of an Event of Default or other reasonable cause, not more than twice during any fiscal year), each Credit Party will, and will cause its Subsidiaries to, permit, subject to the provisions of
Section 11.17, representatives appointed by an Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's (or its


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


Subsidiary's) property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit an Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Credit Parties and their Subsidiaries. The Credit Parties agree that the Collateral Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower; provided that if an audit is performed at a time when no Event of Default shall exist, the Borrower shall not be required to pay more than $15,000 of expenses in connection with such audit.

         7.12.  Financial Covenants.

                  (a) Interest Coverage Ratio. The Interest Coverage Ratio, as of the end of each fiscal quarter, shall be greater than or equal to:

                           (i) From the Effective Date to and including December 31, 1997, 2.5 to 1.0; and

                           (ii) From January 1, 1998 and thereafter, 2.75 to 1.0.

                  (b) Leverage Ratio. The Leverage Ratio, as of the end of each fiscal quarter, shall be less than or equal to:

                           (i) From the Effective Date to and including June 30, 1997, 4.75 to 1.0;

                           (ii) From July 1, 1997 to and including December 31, 1997, 4.50 to 1.0;

                           (iii)  From January 1, 1998 to and including
         December 31, 1998, 4.00 to 1.0; and

                           (iv) From January 1, 1999 and thereafter, 3.50 to 1.0.

Notwithstanding the above, if a Release of Collateral Event occurs, and the Borrower exercises its option to release Collateral pursuant to Section 11.18, then, from that date forward, the Leverage Ratio, as of the end of each fiscal quarter thereafter, shall be less than or equal to 3.0 to 1.0.


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         7.13. Additional Credit Parties. At the time any Person becomes a
Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall (a) cause such Person to, if it is a Domestic Subsidiary, execute a Joinder Agreement in substantially the same form as Exhibit 7.13, (b) unless a Release of Collateral Event has occurred and the Borrower has exercised its rights under Section 11.18, (i) cause all of the capital stock of such Person (if such Person is a Domestic Subsidiary) or 65% of the capital stock of such Person (if such Person is a Foreign Subsidiary owned by the Borrower or a Domestic Subsidiary) to be delivered to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form acceptable to the Collateral Agent,
(ii) if such Person is a Domestic Subsidiary, pledge all of its assets to the Lenders pursuant to a security agreement in substantially the form of the Security Agreements and otherwise in a form acceptable to the Collateral Agent,
(iii) if such Person is a Domestic Subsidiary and has any Subsidiaries, (A) deliver all of the capital stock of such Domestic Subsidiaries and 65% of the capital stock of such direct Foreign Subsidiaries (together with undated stock powers signed in blank) to the Collateral Agent and (B) execute a pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form acceptable to the Collateral Agent, (iv) if such Person is a Domestic Subsidiary and owns or leases any real property in the United States of America, execute any and all necessary mortgages, deeds of trust, deeds to secure debt, leasehold mortgages, collateral assignments of leaseholds or other appropriate real estate collateral documentation in a form substantially similar to the Mortgages or the Leasehold Mortgages, as the case may be, with appropriate covenants as necessary (provided that if a leased property is solely for use as a sales office or showroom it shall not be required to be mortgaged) and (v) deliver such other documentation as the Administrative Agent or Collateral Agent may reasonably request in connection with the foregoing (to the extent any such documentation was required to be delivered to an Agent pursuant to Section 5.1 on or before the Effective Date), including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports and landlord waivers, and (c) cause such Person to deliver certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above); it being understood that all of the documentation, agreements, instruments, certificates and


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opinions to be delivered pursuant to (a), (b) and (c) above shall be in form, content and scope reasonably satisfactory to the Agents. Notwithstanding anything in this Section 7.13 to the contrary, this Section 7.13 shall not require any Credit Party to take any action which would (x) violate any Requirement of Law or (y) require the creation of any Lien on any asset subject to a Permitted Lien that would result in a breach of any agreement creating or evidencing such asset so long as such agreement was not entered into with the intent of avoiding the requirements of this Section 7.13.

         7.14. Interest Rate Protection Agreements. The Borrower shall maintain interest rate protection agreements, in form and substance reasonably acceptable to the Agents (it being hereby acknowledged that the agreements in effect as of the Closing Date are acceptable to the Agents), protecting against fluctuations in interest rates and in a notional amount of at least forty percent (40%) of the then outstanding principal amount owing under the Credit Documents.

                                   SECTION 8.
                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         8.1. Indebtedness. No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b)  the Subordinated Debt;

                  (c) Indebtedness existing as of the Closing Date (other than the Subordinated Debt) as referenced in Section 6.10 (and renewals, refinancings or extensions in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);


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


                  (d) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

                  (e) Indebtedness owing (i) by one Credit Party to another Credit Party or (ii) by a Foreign Subsidiary other than a Canadian Subsidiary to another Foreign Subsidiary other than a Canadian Subsidiary or (iii) by a Canadian Subsidiary to another Canadian Subsidiary;

                  (f) purchase money Indebtedness (including Capital Leases) or TROLS incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets; provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding (including any such Indebtedness referred to in subsection (c) above);
         (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (g) (i) obligations of the Credit Parties evidenced by the interest rate protection agreements referred to in Section 7.14 and
         (ii) such other interest rate protection agreements as a Credit Party in its prudent judgment may enter into so long as such other interest rate protection agreements were not entered into for investment or speculative reasons;

                  (h) Indebtedness incurred by Foreign Subsidiaries (and any guaranty thereof by a Credit Party so long as such guaranty is permitted by Section 8.6) not to exceed $10,000,000, in the aggregate, at any one time outstanding (including any such Indebtedness referred to in subsection (c) above);

                  (i) Indebtedness in respect of performance, surety or appeal bonds in the ordinary course of business;

                  (j)  Indebtedness in respect of Currency Agreements;

                  (k) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Subsidiaries pursuant to such


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


         agreements), in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Borrower, to the extent otherwise permitted under this Credit Agreement, (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Borrower or any of its Subsidiaries in connection with such disposition;

                  (l) Shareholder Subordinated Indebtedness; provided that the aggregate principal amount of such Shareholder Subordinated Indebtedness shall not exceed, at any one time outstanding, $50,000,000;

                  (m) Indebtedness assumed in connection with a Permitted Acquisition so long as (i) such Indebtedness is not incurred in contemplation of such Permitted Acquisition, (ii) neither the Borrower nor any Subsidiary of the Borrower (other than the Person being acquired or a Subsidiary of the Person being acquired) is liable for or assumes such Indebtedness and such Indebtedness is, and continues after such Permitted Acquisition to be, non-recourse to the Borrower and all of its Subsidiaries (other than the Person being acquired or a Subsidiary of the Person being acquired) and (iii) the amount of Indebtedness assumed pursuant to Permitted Acquisitions may not exceed $30,000,000, in the aggregate, during the term of this Credit Agreement; and

                  (n) Indebtedness of the Borrower and its Subsidiaries (in addition to Indebtedness otherwise permitted by any other clause of this Section 8.1) in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

         8.2. Liens. No Credit Party will, nor will it permit its Subsidiaries to contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3. Nature of Business. No Credit Party will, nor will it permit its Subsidiaries to, alter the character of its business from that, or substantially similar to that, conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date with reasonable extensions and expansions of such business.

         8.4. Consolidation and Merger. No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this
Section 8.4, the following actions may be taken if (a) the Administrative Agent is given prior written notice of such action, and the Credit Parties execute and deliver such documents, instruments and certificates as the Collateral Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties, and (b) after giving effect thereto no Default or Event of Default exists:

                  (a)(i) any Credit Party, other than the Parent, may be merged or consolidated with or into the Borrower or any other Credit Party; provided that if such transaction shall be between the Borrower and another Credit Party, the Borrower shall be the continuing or surviving corporation; and

                           (ii) any Foreign Subsidiary that is not a Canadian
                  Subsidiary may merge or consolidate with any other Foreign Subsidiary that is not a Canadian Subsidiary and any Canadian Subsidiary may merge or consolidate with any other Canadian Subsidiary.

         8.5. Sale or Lease of Assets. No Credit Party will, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, leasehold interests, equipment and securities other than (a) any inventory or other assets sold, leased, licensed or disposed of (including through commercial accommodations and going out of business sales) or replaced within 60 days after the disposition thereof with assets to be used in the business of the Borrower and its Subsidiaries having a value in the aggregate at least equal to the value of the equipment disposed of with like goods in each case in the ordinary course of business, (b) obsolete, idle or worn-out assets no longer used or useful in its business, (c) the sale, lease or transfer or other disposal by the Borrower or another Credit Party of any or all of its assets or the capital stock of any other Credit Party to the Borrower or to a Domestic Subsidiary, (d) the sale of the assets or capital stock of any


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


Foreign Subsidiary (other than a Canadian Subsidiary) to a Person other than a Subsidiary of the Borrower so long as (i) the Borrower shall give the Agents at least 30 days' prior written notice of such sale, which notice shall, among other things, specify the aggregate purchase price therefore, (ii) all non-cash consideration received in connection with such sale must be pledged to the Collateral Agent, for the benefit of the Lenders, pursuant to documentation reasonably requested by the Collateral Agent, and any proceeds received from such non-cash consideration shall be paid to the Lenders when received in accordance with Section 3.3, and (iii) the cash proceeds received in such sale are paid to the Lenders in accordance with Section 3.3, (e) the sale or other dispositions of Cash Equivalents for fair market value, (f) the issuance of capital stock, (g) the transfer of assets which constitute a Permitted Investment, (h) transfers permitted by Section 8.13, (i) other sales of assets, including Collateral, not to exceed $5,000,000, in the aggregate, during any fiscal year (provided that no Domestic Subsidiary may sell less than all of the stock of any one of its Subsidiaries) or (j) other sales of assets, in addition to those permitted by subsection (i) above, if (A) the transfer is for fair market value, (B) at the time of transfer no Default or Event of Default exists (except as would be cured through the application of the Net Cash Proceeds of such Asset Disposition), (C) as a result of such transfer, no Material Adverse Effect would occur or be reasonably likely to occur, (D) if the transfer involves the stock of a Domestic Subsidiary, the transfer constitutes all of the stock of such Domestic Subsidiary, (E) the proceeds from such transfer are, within 12 months from the date of such transfer, (I) applied as a mandatory prepayment pursuant to Section 3.3(b)(ii) or (II) reinvested in a business of a type similar to that which the Credit Parties and their Subsidiaries are already engaged and (F) such transfers do not exceed, in the aggregate, $25,000,000, during any fiscal year.

         Upon a sale of assets or the sale of stock of a Subsidiary of the Borrower permitted by this Section 8.5, the Collateral Agent shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Lenders' security interest in such assets or stock, including, without limitation, amendments or terminations of UCC financing statements, the return of stock certificates and the release of a Guarantor from its obligations under the Credit Documents.

         8.6. Advances, Investments and Loans. No Credit Party will, nor will it permit any of its Subsidiaries to, make any Investments except for Permitted Investments.


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


         8.7. Dividends. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividends (except for distributions by the Parent of its capital stock which does not by its terms mature or become redeemable at the option of the holder thereof) or make any other distribution upon any shares of its capital stock of any class or
(b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or any warrants or options to purchase any such shares other than a Permitted Investment; provided that (i) any Subsidiary of the Borrower may pay dividends to its parent or the Borrower, (ii) the Borrower may pay dividends to the Parent (A) in amounts necessary to allow the Parent to pay its obligations in the ordinary course and (B) in amounts necessary to allow the Parent to (I) repurchase outstanding shares of capital stock of the Parent following the death, disability or termination of employment of a member of Management or (II) fund amounts payable to participants or former participants in employee benefit plans upon any termination of employment by such participants as provided in the documents related thereto, in an aggregate amount (for both clauses (I) and (II) above) not to exceed $5,000,000 in any fiscal year (provided that any unused amount may be carried over to the next succeeding fiscal year), (iii) prior to an initial Public Equity Offering, an amount up to the sum of $10,000,000 plus the lesser of (A) 50% of cumulative Net Income since the end of the last fiscal quarter immediately preceding the Effective Date or (B) 50% of cumulative Excess Cash Flow since the end of the last fiscal quarter immediately preceding the Effective Date may be used to pay dividends or redeem stock so long as (1) no Default or Event of Default exists and is continuing, (2) any such dividends or redemptions shall be added to the denominator in calculating the Interest Coverage Ratio, and (3) the sum of the amount of cash on hand on the Borrower's consolidated balance sheet, as at the end of the month immediately prior to the month in which such dividend or redemption is made (less the amount of such dividends or redemptions), plus the amount of availability under the Revolving Committed Amount (at the date of such dividend or redemption) shall be greater than or equal to $15,000,000, (iv) subsequent to an initial Public Equity Offering (in addition to the amounts permitted in subsection (iii) above), an amount up to $10,000,000 may be used to pay dividends or redeem stock so long as
(A) no Default or Event of Default exists and is continuing, (B) any such dividends or redemptions shall be added to the denominator in calculating the Interest Coverage Ratio and (C) after giving effect to such dividends or redemptions, the Leverage Ratio, as at the end of the fiscal quarter immediately preceding the date of such payment, shall be less than or equal to 2.50 to 1.0 and (v) Net Cash Proceeds from a Public Equity


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Offering may be used to pay dividends or redeem stock in such amounts as the Credit Parties may choose in their sole discretion (it being understood that any such payments shall not be added to the denominator in calculating the Interest Coverage Ratio); provided, such dividend or stock redemption occurs within sixty (60) days of the Borrower's receipt of the Net Cash Proceeds from such Public Equity Offering.

         8.8. Transactions with Affiliates. Except for (a) loans or advances to employees and officers of the Borrower or any of its Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by each such Persons in the performance of their responsibilities to the Borrower or such Subsidiary or in connection with any relocation (to the extent otherwise permitted by this Credit Agreement), (b) fees, compensation or employee benefit arrangements paid to and indemnity provided on behalf of directors, officers or employees of the Borrower or any of its Subsidiaries in the ordinary course of business, (c) any employment agreement (including customary benefits thereunder) that is entered into in the ordinary course of business, (d) any dividend or other payment that is permitted by Section 8.7 and
(e) any transactions between or among the Borrower and any of its Subsidiaries (to the extent otherwise permitted by this Credit Agreement), no Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.9. Restrictions on the Parent and Ownership of Subsidiaries. (a) The Parent may not hold any assets other than the stock of the Borrower and other minimal assets related to the business of owning the stock of the Borrower and may not have any liabilities other than the liabilities under the Credit Documents and with respect to the Subordinated Debt and tax liabilities and other liabilities in the ordinary course of business; (b) the Parent shall at all times own 100% of the capital stock of the Borrower and may not sell, transfer or otherwise dispose of any shares of capital stock of the Borrower;
(c) the Parent may not engage in any business other than owning the stock of the Borrower and other activities directly related thereto; and (d) capital stock of any Domestic Subsidiary may not be held by any Person other than the Borrower or another Domestic Subsidiary.


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         8.10. Fiscal Year; Organizational Documents. No Credit Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year without prior written notice to the Administrative Agent (provided that no such change may occur if such change materially affects the Lenders ability to read and interpret the financial statements delivered pursuant to Section 7.1 or calculate the financial covenants in Section 7.12) or (b) change its articles or certificate of incorporation or its bylaws if such change would have or be reasonably expected to have a Material Adverse Effect.

         8.11. Subordinated Debt. No Credit Party will (a) make or offer to make any principal payments with respect to the Subordinated Debt or Shareholder Subordinated Indebtedness, (b) redeem or offer to redeem any of the Subordinated Debt or Shareholder Subordinated Indebtedness, or (c) deposit any funds intended to discharge or defease any or all of the Subordinated Debt or Shareholder Subordinated Indebtedness; provided that (i) prior to an initial Public Equity Offering, up to $25,000,000 may be used to repay amounts owing (including any premiums related thereto) to holders of Subordinated Debt so long as (A) no Default or Event of Default exists and is continuing and (B) the sum of the amount of cash on hand on the Borrower's consolidated balance sheet, as at the end of the month immediately prior to the month in which such payment is made (less the amount of such payment) plus the amount of availability under the Revolving Committed Amount (at the date of such payment) shall be greater than or equal to $15,000,000 and (ii) the Net Cash Proceeds of a Public Equity Offering may be used to repay amounts owing (including any premiums related thereto) to holders of Subordinated Debt in such amounts as the Borrower may choose in its sole discretion; provided such repayments to holders of Subordinated Debt occurs within one hundred twenty (120) days of the Borrower's receipt of the Net Cash Proceeds from such Public Equity Offering. Neither the Subordinated Debt nor the Shareholder Subordinated Indebtedness may be amended or modified in any manner that would affect the Lenders without the prior written consent of the Required Lenders.

         8.12. Limitations. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock,
(b) pay any Indebtedness owed to the Borrower or any other Credit Party, (c)


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make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of the Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, (iii) this Credit Agreement and the other Credit Documents, (iv) the Subordinated Debt, (v) Indebtedness permitted by Section 8.1(c), (vi) Requirements of Law and (vii) customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the capital stock or assets of such Subsidiary.

         8.13. Sale Leasebacks. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or Subsidiary has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party or Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party or Subsidiary to any Person in connection with such lease; provided, however, that the Credit Parties may enter into such transactions with respect to personal property, in an aggregate amount of up to $5,000,000 in sales proceeds during the term of this Credit Agreement, if (i) after giving pro forma effect to any such transaction the Borrower shall be in compliance with all other provisions of this Credit Agreement, including Section 8.1 and Section 8.2, (ii) the gross cash proceeds of any such transaction are at least equal to the fair market value of such property (as determined by the Board of Directors whose determination shall be conclusive if made in good faith) and (iii) the Net Cash Proceeds are forwarded to the Administrative Agent as set forth in Section 3.3(b)(ii) to the extent required therein.

         8.14. Negative Pledges. Other than as set forth in Section 4.12 of the Indenture, none of the Credit Parties will, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the


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         creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation; provided, however, (a) the Indebtedness incurred or assumed, as applicable, pursuant to Sections 8.1(f) and 8.1(m) may restrict the creation of any additional Liens on the assets securing such Indebtedness, (b) prior to the occurrence of a Release of Collateral Event and the exercise by the Borrower of its rights under Section 11.18, a Credit Party may restrict the creation of any Liens on any assets in which the Lenders do not have (or are not entitled to) a security interest therein or a Lien thereon and (c) subsequent to the occurrence of a Release of Collateral Event and the exercise by the Borrower of its rights under Section 11.18, a Credit Party may enter into an agreement that requires the grant of security, on a pari passu basis, for the obligation evidenced by such agreement, if security is given for another obligation.

         8.15. Capital Expenditures. The Credit Parties and their Subsidiaries will not make Capital Expenditures (other than amounts defined as Permitted Acquisitions), in any fiscal year, that would exceed, in the aggregate, $36,000,000 (plus casualty insurance proceeds received in connection with the destruction of property of a Credit Party or its Subsidiaries) plus up to $10,000,000 of any amounts for Capital Expenditures not used during the most recent prior fiscal year; it being understood that Capital Expenditures permitted hereunder may not be used for the purchase of either the stock or all or substantially all of the assets of another Person.

                                   SECTION 9.
                                EVENTS OF DEFAULT

         9.1. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a)  Payment.  Any Credit Party shall:

                           (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligation arising from drawings under Letters of Credit; or

                           (ii) default, and such default shall continue for three or more Business Days, in the payment when due


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                  of any interest on the Loans, or on any reimbursement
                  obligations arising from drawings under Letters of Credit or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c)  Covenants.  Any Credit Party shall:

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.4, 7.6, 7.10, 7.12, 7.13, 7.14, 8.3, 8.4, 8.7, 8.9(b),
                  8.9(d) or 8.11; or

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement contained in Sections 7.1, 7.5, 7.9, 8.1, 8.2, 8.5, 8.6, 8.8, 8.9(a), 8.9(c), 8.10,
                  8.12, 8.13, 8.14 or 8.15 and such default shall continue unremedied for a period of five Business Days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by an Agent; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by an Agent.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Agent, (ii) except pursuant to the terms thereof, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) except pursuant to the terms thereof, any Credit


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         Document shall fail to give the Agents and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                  (f) Bankruptcy, etc. The occurrence of any of the following with respect to the Parent, the Borrower or any of their Subsidiaries (other than an Insignificant Subsidiary) (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Parent, the Borrower or any of their Subsidiaries (other than an Insignificant Subsidiary) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any of the Parent, the Borrower or any of their Subsidiaries (other than an Insignificant Subsidiary) or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Parent, the Borrower or any of their Subsidiaries (other than an Insignificant Subsidiary) and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Parent, the Borrower or any of their Subsidiaries (other than an Insignificant Subsidiary) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Parent, the Borrower or any of their Subsidiaries (other than an Insignificant Subsidiary) shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g)  Defaults   under  Other   Agreements.   With  respect
         to  any   Indebtedness   (other  than Indebtedness outstanding under


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         this Credit Agreement) of the Parent, the Borrower or any of their Subsidiaries in an aggregate principal amount in excess of $5,000,000, including, without limitation, the Subordinated Debt (i) a Credit Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or by a prepayment from the proceeds of an Equity Issuance to the holders of Subordinated Debt, prior to the stated maturity thereof.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Parent, the Borrower or any of their Subsidiaries involving a liability of $5,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

                  (i) ERISA. The occurrence of any of the following events or conditions if such occurrence would cause or be reasonably expected to cause a Material Adverse Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Parent, the Borrower or any of their Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in


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


         the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Parent, the Borrower or any of their Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Parent or any of their Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Parent or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (j)  Ownership.  There shall occur a Change of Control.

                  (k) Subordinated Debt. (i) Any Governmental Authority with applicable jurisdiction determines that the Lenders are not holders of Designated Senior Indebtedness (as defined in the Indenture) or any Governmental Authority makes a similar determination with respect to Shareholder Subordinated Indebtedness or (ii) the subordination provisions creating the Subordinated Debt or the Shareholder Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt or Shareholder Subordinated Indebtedness.

         9.2. Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings


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


         under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agents or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.


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                                   SECTION 10.
                                AGENCY PROVISIONS

         10.1. Appointment. Each Lender hereby designates and appoints NationsBank, N.A. as Administrative Agent and Collateral Agent and The Chase Manhattan Bank as Documentation Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agents, as the agents for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. The provisions of this Section (other than Section 10.9) are solely for the benefit of the Agents and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof (other than Section 10.9). In performing its functions and duties under this Credit Agreement and the other Credit Documents, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

         10.2. Delegation of Duties. An Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3. Exculpatory Provisions. Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by an Agent to the Lenders or by or on behalf of the Credit Parties to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders.

         10.4. Reliance on Communications. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agents with reasonable care). The Agents may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b). The Agents shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders


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against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5. Notice of Default. An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agents or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents shall not have any duty or


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responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agents or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that no Agent shall be indemnified for any event caused by its gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         10.8. Agents in Their Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though such Agent were not an Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, an Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not an Agent, and


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the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         10.9. Successor Agent. Any Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement. There shall at all times be a Person servicing as Administrative Agent hereunder and, so long as no Default or Event of Default shall have occurred and be continuing, the appointment of any new Administrative Agent shall require the consent of the Borrower (which consent shall not be unreasonably withheld).

                                   SECTION 11.
                                  MISCELLANEOUS

        11.1. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2. Right of Set-Off. In addition to any rights now or hereafter granted


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under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.9 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder and any such set-off shall reduce the amount owed by such Credit Party to the Lender.

         11.3.  Benefit of Agreement.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests in violation of
         Section 8.4 or 8.5 or without the prior written consent of either the Required Lenders or the Lenders, as the terms set forth in Section 11.6 may require; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit (i) any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing


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         Lender or Affiliate thereof or (ii) any Credit Party from engaging in a transaction permitted by Section 8.4 or 8.5.

                  (b) Assignments. In addition to the assignments permitted by
         Section 11.3(a), each Lender may, with the prior written consent of the Borrower and the Administrative Agent (provided that no consent of the Borrower shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 11.3 to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) and (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Administrative Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Administrative Agent for its own account; provided that any assignment required to be made by a Lender pursuant to Section 3.16 shall not require a transfer fee. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii)


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         except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit
         Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
         (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder,
         (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any


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         Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment pursuant to Section 2.3(d)), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating, (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Section 3.15 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions and the amount otherwise payable to such Lender shall be so reduced.

                  (d) Registration. The Administrative Agent, acting for this purpose solely on behalf of the Borrower, shall maintain a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder for all purposes of this Credit Agreement and the other Credit Documents, notwithstanding notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         11.4.  No Waiver; Remedies Cumulative.  No failure or delay


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on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agents or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5. Payment of Expenses; Indemnification. The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agents in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agents and the fees and expenses of counsel for the Agents in connection with collateral or foreign issues but not the fees and expenses of any other Lender's counsel), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agents and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agents and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party of any of its Subsidiaries and (b) indemnify each Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit


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Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim (except to the extent such claim arises from the gross negligence or willful misconduct of any indemnified party) and (iii) any claims for Non-Excluded Taxes; provided that no indemnity or reimbursement shall be required in respect of (a) any claims relating to the rights of a Lender as a holder of the Subordinated Debt or (b) any claims relating to the obligations of any indemnified party in any capacity other than as a Agent or a Lender.

         11.6. Amendments, Waivers and Consents. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall (a), without the consent of each Lender affected thereby,

                           (i)  extend  the  final   maturity  of  any  Loan
                  or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,

                           (ii) reduce the rate or extend the time of payment of
                  interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder,

                           (iii) reduce or waive the principal amount of any Loan,

                           (iv) increase the Commitment of a Lender over the
                  amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                           (v) release all or substantially all of the
                  Collateral securing the Credit Party Obligations hereunder (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit


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                  Party in conformance with Section 8.5 or released in
                  conformance with Section 11.18),

                           (vi) release the Borrower or substantially all of the
                  other Credit Parties from its obligations under the Credit Documents (provided that the Collateral Agent may, without consent from any other Lender, release any Guarantor that is sold or transferred in conformance with Section 8.5),

                           (vii) amend, modify or waive any provision of this
                  Section or Section 3.4(a), 3.4(b)(i), 3.7, 3.8, 3.9, 3.10,
                  3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 9.1(a), 11.2, 11.3 or
                  11.5,

                           (viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or

                           (ix) consent to the assignment or transfer by the
                  Borrower (or substantially all of the other Credit Parties) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

                  (b) no provision of Section 10 may be amended without the consent of the Agents.

Notwithstanding the above, the right to deliver a Payment Blockage Notice (as defined in the Indenture) shall reside solely with the Administrative Agent and the Administrative Agent shall deliver such Payment Blockage Notice only upon the direction of the Required Lenders.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7. Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the


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same instrument. It shall not be necessary in making proof of this
Credit Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart by facsimile shall be as effective as an original executed counterpart and shall be deemed a representation that an original executed counterpart will be delivered.

         11.8. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9. Defaulting Lender. Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of
Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10. Survival of Indemnification and Representations and Warranties. All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

         11.11.  Governing Law; Venue.

                  (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of North Carolina or the State of New York, or of the United States for either the Western District of North Carolina or the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of


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         process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.13. Time. All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         11.14. Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15. Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.16. Binding Effect; Termination of Prior Credit Agreement. This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Agents, and the Agents shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agents and each Lender and their respective successors and assigns. Upon this Credit Agreement becoming effective, the Prior Credit Agreement shall be deemed terminated and the lenders party to the Prior Credit Agreement shall no longer have any obligations thereunder.

         11.17. Confidentiality. Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall affect the disclosure of any such information to (i) the extent such Lender in good faith believes is required by statute, rule, regulation or judicial process, (ii) counsel for such Lender or to its accountants, (iii) bank examiners or auditors or comparable Persons, (iv) any affiliate of such Lender, (v) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, or (vi) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this
Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or its Subsidiaries or that any information becomes publicly available other than by a breach of this Section 11.17. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its Loans and other rights under the Credit Documents. Without affecting any other rights of the Borrower and the Credit Parties, each Lender acknowledges that the Borrower shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach of the provisions of this Section 11.17.

         11.18. Release of Collateral. Upon the occurrence of a Release of Collateral Event, the Lenders agree, upon the request and at the expense of the Borrower, to take such action as is necessary to release all Collateral securing the Credit Par Obligations. The Lenders hereby authorize the Collateral Agent to execute and deliver such documentation or to take such other action as is necessary to give effect to this Section 11.18.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
                                            KNOLL, INC.,
                                            a Delaware corporation

                                            By:  /s/ Douglas J. Purdom
                                            Name:  Douglas J. Purdom
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

GUARANTORS:                                 T.K.G. ACQUISITION CORP.,
                                            a Delaware corporation

                                            By:  /s/  Douglas J. Purdom
                                            Name:  Douglas J. Purdom
                                            Title: Senior Vice President
                                                   and Chief Financial Officer

                                            KNOLL OVERSEAS, INC.,
                                            a Delaware corporation

                                            By:  /s/  Douglas J. Purdom
                                            Name:  Douglas J. Purdom
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                            SPINNEYBECK ENTERPRISES, INC.,
                                            a New York corporation

                                            By:  /s/  Douglas J. Purdom
                                            Name:  Douglas J. Purdom
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

LENDERS:

                                    NATIONSBANK, N.A.,
                                    individually in its capacity as a
                                    Lender and in its capacity as Administrative
                                    Agent

                                    By:  /s/  Rajesh Sood
                                    Name:  Rajesh Sood
                                    Title: Vice President

                                    THE CHASE MANHATTAN BANK,
                                    individually in its capacity as a Lender and in its capacity as Documentation Agent

                                    By:  /s/ Lawrence Palumbo, Jr.
                                    Name:   Lawrence Palumbo, Jr.
                                    Title:  Attorney-in-Fact

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                               MARINE MIDLAND BANK

                               By: /s/ J. B. Lyons
                               Name: J. B. Lyons
                               Title:  Senior Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                              CORESTATES BANK, N.A.

                              By: /s/ Paul D. Cohn
                              Name: Paul D. Cohn
                              Title: Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                  COMERICA BANK

                                  By: /s/ John M. Costa
                                  Name: John M. Costa
                                  Title: Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By: /s/ Juan J. Duarte
                                 Name: Juan J. Duarte
                                 Title:  Assistant Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                            TORONTO DOMINION (NEW YORK), INC.

                                            By:  /s/ Jorge A. Garcia
                                            Name: Jorge A. Garcia
                                            Title: Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                            FIRST UNION NATIONAL BANK OF NORTH
                                            CAROLINA

                                            By:  /s/ Charles W. Lockyer
                                            Name:  Charles W. Lockyer
                                            Title:  Senior Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                            BANK OF SCOTLAND

                                            By:  /s/ Catherine M. Oniffrey
                                            Name:  Catherine M. Oniffrey
                                            Title:  Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                           CAISSE NATIONALE DE CREDIT AGRICOLE

                                           By:  /s/ John McCloskey
                                           Name:  John McCloskey
                                           Title:  Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                            SUMMIT BANK

                                            By:  /s/ Christopher J. Annas
                                            Name:  Christopher J. Annas
                                            Title: Regional Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                            CIBC, INC.

                                            By:  /s/  Justin D. Sendok
                                            Name:  Justin D. Sendok
                                            Title:  Associate Director

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                            THE BANK OF NOVA SCOTIA

                                            By:  /s/ Brian Allen
                                            Name:  Brian Allen
                                            Title: Senior Relationship Manager

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                            THE BANK OF NEW YORK

                                            By:  /s/ Peter H. Abdill
                                            Name:  Peter H. Abdill
                                            Title:  Vice President

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                            THE DAI-ICHI KANGYO BANK, LTD.

                                            By:  /s/ Ronald Wolinsky
                                            Name:  Ronald Wolinsky
                                            Title: Vice President & Group Leader

         Signature page to Amended and Restated Credit Agreement, dated as of December 17, 1996, among Knoll, Inc. as Borrower, T.K.G. Acquisition Corp. and the Domestic Subsidiaries of Knoll, Inc. as Guarantors, the Lenders party thereto, NationsBank, N.A. as Agent and The Chase Manhattan Bank as Documentation Agent.

                                            FLEET NATIONAL BANK

                                            By:  /s/ Guy G. Smith
                                            Name:  Guy G. Smith
                                            Title:  Senior Vice President

                                                             Exhibit 2.1
                                                                 to
                                                        Amended and Restated
                                                          Credit Agreement



                           FORM OF NOTICE OF BORROWING

TO:               NATIONSBANK, N.A., as Administrative Agent
                  NATIONSBANK CORPORATE CENTER
                  CHARLOTTE, NORTH CAROLINA  28255

RE: Amended and Restated Credit Agreement dated as of December ___, 1996 among Knoll, Inc. (the "Borrower"), T.K.G. Acquisition Corp., the Domestic Subsidiaries of the Borrower, NationsBank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Documentation Agent and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    _____________, 199__

-----------------------------------------------------------------

1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting Revolving Loans in the amount of $__________ to be funded on ____________, 199__ at the interest rate option set forth in paragraph 3 below. Subsequent to the funding of the requested Revolving Loans, the aggregate amount of outstanding Revolving Loans will be $_________, which together with the aggregate amount of outstanding LOC Obligations is less than or equal to the Revolving Committed Amount.

3. The interest rate option applicable to the requested Revolving Loans shall be:

         a.       ________ the Adjusted Base Rate

         b. ________the Adjusted Eurodollar Rate for an Interest Period of:

                                    ________ one month
                                    ________ two months
                                    ________ three months
                                    ________ six months

4. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

5. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by this Notice of Borrowing.

6.       No Material Adverse Effect has occurred since the Closing Date.


                                   KNOLL, INC.

                                         By:____________________________
                                         Name:__________________________
                                         Title:_________________________

                                                               Exhibit 2.4
                                                                   to
                                                          Amended and Restated
                                                            Credit Agreement




                    FORM OF NOTICE OF CONTINUATION/CONVERSION

TO:               NATIONSBANK, N.A., as Administrative Agent
                  NATIONSBANK CORPORATE CENTER
                  CHARLOTTE, NORTH CAROLINA  28255

RE: Amended and Restated Credit Agreement dated as of December ___, 1996 among Knoll, Inc. (the "Borrower"), T.K.G. Acquisition Corp., the Domestic Subsidiaries of the Borrower, NationsBank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Documentation Agent, and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    _____________, 199__

-----------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2.       Please be advised that:

         ______ (a) the Borrower is requesting that a portion of the current outstanding Revolving Loans in the amount of $__________ currently accruing interest at _________ be extended or converted as of _____________ at the interest rate option set forth in paragraph 3 below.

         ______ (b) the Borrower is requesting that a portion of the outstanding Term Loans in the amount of $__________ currently accruing interest at ________ be extended or converted as of ____________ at the interest rate option set forth in paragraph 3 below.

3. The interest rate option applicable to the extension or conversion of all or part of the existing Revolving Loans or Term Loans (as set forth above) shall be:

         a.       ________ the Adjusted Base Rate

         b. ________the Adjusted Eurodollar Rate for an Interest Period of:

                                    ________ one month
                                    ________ two months
                                    ________ three months
                                    ________ six months


                                   KNOLL, INC.

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                                        Exhibit 2.6(a)
                                                             to
                                                        Amended and Restated
                                                        Credit Agreement


                                                          FORM OF
                                                          REVOLVING NOTE


Lender: ___________________                              ______________, 1996
Principal Sum: $___________


         FOR VALUE RECEIVED, Knoll, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender"), at the office of NationsBank, N.A. (the "Administrative Agent") as set forth in that certain Amended and Restated Credit Agreement dated as of December ___, 1996 between the Borrower, T.K.G. Acquisition Corp., the Domestic Subsidiaries of the Borrower, the Lenders named therein (including the Lender), NationsBank, N.A., as Administrative Agent and The Chase Manhattan Bank, as Documentation Agent (as modified and supplemented and in effect from time to time, the "Credit Agreement"), the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein.

In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under this Revolving
Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information.

         This Note and the Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in
Section 11.3(d) of the Credit Agreement.

         THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.


                                   KNOLL, INC.


                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________

                                                            Exhibit 2.6(b)
                                                                to
                                                         Amended and Restated
                                                           Credit Agreement

                                     FORM OF
                                 TERM LOAN NOTE


Lender: ___________________                                 _____________, 1996
Principal Sum: $___________


         FOR VALUE RECEIVED, Knoll, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender") and its registered assigns, at the office of NationsBank, N.A. (the "Administrative Agent") as set forth in that certain Amended and Restated Credit Agreement dated as of December ___, 1996 among the Borrower, T.K.G. Acquisition Corp., the Domestic Subsidiaries of the Borrower, the Lenders named therein (including the Lender), NationsBank, N.A., as Administrative Agent and The Chase Manhattan Bank, as Documentation Agent, (as modified and supplemented and in effect from time to time, the "Credit Agreement"), the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Term Loan Notes referred to in the Credit Agreement and evidences the Term Loan made by the Lender thereunder. Capitalized terms used in this Term Loan Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Term Loan evidenced by this Term Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Term Loan upon the terms and conditions specified therein. In the event this Term Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of the Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under this Term Loan
Note in respect of the Term Loan to be evidenced by this Term Loan Note, and each such recordation or endorsement shall be prima facie evidence of such information.

         This Note and the Term Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in
Section 11.3(d) of the Credit Agreement.

         THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Borrower has caused this Term Loan Note to be executed as of the date first above written.


                                   KNOLL, INC.


                                       By:_______________________________
                                       Name:_____________________________
                                       Title:____________________________

                                                         Exhibit 7.1(c)
                                                               to
                                                      Amended and Restated
                                                        Credit Agreement



                          FORM OF OFFICER'S CERTIFICATE

         For the fiscal quarter ended _________________, 19___.

         I, ______________________, chief financial officer of Knoll, Inc. (the "Borrower") hereby certify on behalf of the Borrower and not in my individual capacity that, with respect to that certain Amended and Restated Credit Agreement dated as of December ___, 1996 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto, NationsBank, N.A., as Administrative Agent and The Chase Manhattan Bank, as Documentation Agent:

         a. Attached hereto as Schedule 1 are calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.12 of the Credit Agreement as of the end of the fiscal period referred to above.

         b. No dividends were paid or redemptions made during the fiscal period referenced above or if any dividends were made or redemptions paid, attached hereto as Schedule 2 is a description thereof and evidence of compliance with the terms of Section 8.7 of the Credit Agreement, as applicable, including calculations as necessary.

         c. No principal payments, redemptions or deposits were made with respect to Subordinated Debt during the fiscal period referenced above or if any principal payments, redemption or deposits were made, attached hereto as Schedule 3 is a description thereof and evidence of compliance with the terms of Section 8.11 of the Credit Agreement, as applicable, including calculations as necessary.

         d. No Default or Event of Default has occurred under the Credit Agreement(1).


----------------
1 If a Default or Event of Default shall have occurred an explanation of such Default or Event of Default shall be provided on a separate page together with an explanation of the action taken or proposed to be taken by the Credit Parties with respect thereto.

         e. The Borrower - prepared quarterly financial statements which accompany this certificate fairly present in all material respects the financial condition of the Borrower, the Parent and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.

         This ______ day of ___________, 19__.


                                   KNOLL, INC.

                                      -----------------------------
                                      Chief Financial Officer

                                                            Exhibit 7.13
                                                                 to
                                                        Amended and Restated
                                                          Credit Agreement




                            FORM OF JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (this "Agreement"), dated as of _____________, 199_, is entered into between _____________________, a ___________________ (the
"New Subsidiary") and NATIONSBANK, N.A., in its capacity as Administrative Agent (the "Administrative Agent") under that certain Amended and Restated Credit Agreement, dated as of December ___, 1996 among Knoll, Inc. (the "Borrower"), T.K.G. Acquisition Corp., the Domestic Subsidiaries of the Borrower, the Lenders party thereto, the Administrative Agent and The Chase Manhattan Bank as Documentation Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

                  1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party under the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement, (b) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (c) all of the guaranty obligations set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 4.7 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Agents and the Lenders, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Credit
Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with Section 7.13 of the Credit Agreement.

                  3.  The address of the New Subsidiary for purposes of Section
11.1 of the Credit Agreement is as follows:


                         ------------------------------

                         ------------------------------

                  4. The New Subsidiary hereby waives acceptance by the Agents and the Lenders of the guaranty by the New Subsidiary under the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

                  5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

                  6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                            [NEW SUBSIDIARY]

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________

                                     Acknowledged and accepted:

                                     NATIONSBANK, N.A., as Administrative Agent

                                     By:_____________________________
                                     Name:___________________________
                                     Title:__________________________

                                                          Exhibit 11.3
                                                               to
                                                      Amended and Restated
                                                        Credit Agreement



                                     FORM OF
                              ASSIGNMENT AGREEMENT


         Reference is made to that certain Amended and Restated Credit Agreement dated as of December ___, 1996 (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement") among Knoll, Inc. (the "Borrower"), T.K.G. Acquisition Corp., (the "Parent") the Domestic Subsidiaries of the Borrower, the Lenders identified therein, NationsBank, N.A., as Administrative Agent and The Chase Manhattan Bank, as Documentation Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         1. The Assignor (as defined below) hereby sells and assigns, without recourse, to the Assignee (as defined below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of effective date of the assignment as designated below (the "Effective Date"), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, (a) the interests set forth below in the Revolving Loan Commitment Percentage and the Term Loan Commitment Percentage of the Assignor on the Effective Date, (b) the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date, and (c) the Assignor's participation interests in all Letters of Credit as of the Effective Date and the rights and obligations appurtenant thereto under the LOC Documents. The purchase of the Assigned Interest shall be at par and periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Effective Date shall be remitted to the Assignee. From and after the Effective Date, the Assignee, if it is not already a Lender under the Credit Agreement, shall become a "Lender" for all purposes of the Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Credit Agreement.

         2. The Assignor represents and warrants to the Assignee that it is the holder of the Assigned Interest, and the Loans and

Participation Interests related thereto, and it has not previously transferred or encumbered such Assigned Interest, Loans or Participation Interests.

         3. The Assignee represents and warrants to the Assignor that it is an Eligible Assignee.

         4. This Assignment shall be effective only upon (a) the consent of the Borrower and the Administrative Agent to the extent required under Section 11.3(b) of the Credit Agreement and (b) delivery to the Administrative Agent of this Assignment Agreement together with the transfer fees, if applicable, set forth in Section 11.3(b) of the Credit Agreement.

         5. The Assignor and the Assignee confirm to and agree with each other and the other parties to the Credit Agreement as to the terms set forth in paragraph 2 of Section 11.3(b) of the Credit Agreement.

         6. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

         7.       Terms of Assignment

                   (a)     Date of Assignment        __________________

                   (b)     Legal Name of Assignor    __________________

                   (c)     Legal Name of Assignee    __________________

                   (d)     Effective Date of Assignment    __________________

                   (e)     Revolving Loan Commitment
                           Percentage assigned       _________________%

                   (f)     Total Revolving Loans
                           outstanding as of Effective Date   $______________

                   (g)     Principal Amount of Revolving
                           Loans assigned on Effective
                           Date (the amount set forth
                           in (f) multiplied by the
                           percentage set forth in (e))       $______________

                   (h)     Revolving Committed Amount         $______________

                   (i)     Principal Amount of Revolving
                           Committed Amount Assigned on
                           the Effective Date (the amount
                           set forth in (h) multiplied by
                           the percentage set forth in (e))   $______________

                   (j)     Term Loan Commitment
                           Percentage assigned          _____________%

                   (k)     Total Term Loans outstanding
                           as of Effective Date      $______________

                   (l)     Principal Amount of Term
                           Loans assigned on Effective
                           Date (the amount set forth
                           in (k) multiplied by the
                           percentage set forth in (j))       $______________


The terms set forth above are hereby agreed to:

_______________________, as Assignor


By:______________________________
Name:____________________________
Title:___________________________


____________________, as Assignee


By:______________________________
Name:____________________________
Title:___________________________


                                                CONSENTED TO (if applicable):

                                                KNOLL, INC.

                                                By:__________________________
                                                Name:________________________
                                                Title:_______________________


                                                NATIONSBANK, N.A., as
                                                Administrative Agent

                                                By:___________________________
                                                Name:_________________________
                                                Title:________________________